                                                                     EXHIBIT 2.1



                             PLAN OF REORGANIZATION

                                       OF

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY



                          AS FILED WITH THE NEW JERSEY
                       DEPARTMENT OF BANKING AND INSURANCE
                                       ON
                                OCTOBER 16, 1997
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                                                TABLE OF CONTENTS

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ARTICLE  I: DEFINITIONS........................................................................................2


ARTICLE  II:  APPROVAL BY THE COMMISSIONER.....................................................................4
         2.1      Application..................................................................................4
         2.2      Commissioner's Public Hearing................................................................4
         2.3      Approval of Plan.............................................................................4

ARTICLE  III:  APPROVAL BY MEMBERS.............................................................................4
         3.1      Member Vote..................................................................................4
         3.2      Notice of Members' Meeting...................................................................5
         3.3      Certification................................................................................5

ARTICLE  IV:  THE REORGANIZATION...............................................................................5
         4.1      Holding Company and Stock Insurer............................................................5
         4.2      Effect of Reorganization.....................................................................5
         4.3      Conditions to Effectiveness of Plan..........................................................6
         4.4      Initial Public Offering......................................................................7

ARTICLE  V:  POLICIES..........................................................................................7
         5.1      Policies.....................................................................................7
         5.2      Who is a Named Insured.......................................................................7
         5.3      In Force.....................................................................................8

ARTICLE  VI:  ALLOCATION OF CONSIDERATION TO DISTRIBUTEES......................................................8
         6.1      Allocation of Consideration..................................................................8
         6.2      Payment of Consideration.....................................................................9

ARTICLE  VII:  ACQUISITION OF THE UNDERWRITER.................................................................10
         7.1      Stock Purchase Agreement....................................................................10
         7.2      Determination of Consideration for Stock of the Underwriter.................................10

ARTICLE  VIII:  ADDITIONAL PROVISIONS.........................................................................10
         8.1      Assumption Certificates.....................................................................10
         8.2      Notices.....................................................................................10
         8.3      Adjustment of Share Numbers.................................................................10
         8.4      Authority to Remedy Errors..................................................................11
         8.5      Corrections.................................................................................11
         8.6      Amendment of the Plan.......................................................................11
         8.7      Extension of Time Periods...................................................................11
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         8.8      Abandonment of Plan.........................................................................11
         8.9      Costs and Expenses..........................................................................11
         8.10     Addresses of Members........................................................................11
         8.11     Governing Law...............................................................................11
         8.12     Confidentiality.............................................................................11

EXHIBIT A -        Form of Certificate of Incorporation of the Holding Company

EXHIBIT B -        Form of By-Laws of the Holding Company

EXHIBIT C -        Form of Certificate of Incorporation of the Stock Insurer

EXHIBIT D -        Form of By-Laws of the Stock Insurer

EXHIBIT E -        Form of Assumption Reinsurance and Administration Agreement
                   between the Company and the Stock Insurer

EXHIBIT F -        Form of Assignment and Assumption Agreement between the
                   Company and the Stock insurer

EXHIBIT G -        Form of Stock Purchase Agreement between and among the
                   Holding Company and the Medical Society of New Jersey

                                     1 - ii

                             ARTICLE I: DEFINITIONS

                  As used in this Plan of Reorganization, the following terms have the following meanings:

                  "Adoption Date" has the meaning specified in the first paragraph hereof.

                  "Allocable Shares" means 12 million shares of common stock of the Holding Company.

                  "Board" has the meaning specified in the first paragraph hereof.

                  "Certificate of Authority" has the meaning specified in
Section 4.3.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning specified in the first paragraph hereof.

                  "Commissioner" means the Commissioner of Banking and Insurance of the State of New Jersey, or such governmental officer, body or authority as may succeed such Commissioner as the primary regulator of the Company's insurance business under applicable law.

                  "Conversion Value" means the price per share at which Holding Company Stock is offered to the public in the Initial Public Offering, or, if no Initial Public Offering shall have been made, the price per share that would reflect the economic value of the Holding Company Stock as determined in good faith by the Board.

                  "Distributee" means a Member or a Look-Back Insured.

                  "Effective Date" has the meaning specified in Section 4.3.

                  "Effective Time" has the meaning specified in Section 4.3.

                  "Final Order Date" has the meaning specified in Section 4.3.

                  "Holding Company" means The MIIX Group, Incorporated, a corporation organized under the laws of the State of Delaware.

                  "Holding Company Stock" means the shares of common stock, par value $.01 per share, of the Holding Company.

                  "In Force" has the meaning specified in Section 5.3.

                  "Information Statement" has the meaning specified in Section 3.2.


                                      1 - 2

                  "Initial Public Offering" means an initial public offering by the Holding Company of shares of Holding Company Stock.

                  "Look-Back Insured" means a Person who is not a Member, but who at any time during the three-year period prior to the Adoption Date was the Named Insured in one or more Policies issued by the Company and who, therefore, was a member of the Company during such period under Article II of the Company's Rules & Regulations.

                  "Member" means a Person who is the Named Insured in one or more Policies that are In Force on the Adoption Date and who, therefore, is a member on the Adoption Date under Article II of the Company's Rules & Regulations.

                  "Members' Meeting" has the meaning specified in Section 3.1.

                  "Membership Interests" means, as of the Effective Date, all the rights or interests of Members of the Company at such time arising under the Rules and Regulations of the Company or otherwise by law, including, but not limited to, any right to vote and any right to a return of the surplus of the Company, which may exist with regard to the surplus of the Company not apportioned or declared prior to the Effective Date by the Board for policyholder dividends. For purposes of the Plan of Reorganization, Membership Interests shall not include any other right expressly conferred by an insurance policy.

                  "Named Insured" shall have the meaning specified in Section
5.2.

                  "Person" means a natural person. A Person who is the Named Insured of Policies in more than one legal capacity (e.g., a trustee under separate trusts) shall be deemed to be a separate Person in each such capacity.

                  "Plan of Reorganization" means this Plan of Reorganization (including all Exhibits hereto), as it may be amended from time to time in accordance with Section 8.7.

                  "Policy" has the meaning specified in Section 5.1.

                  "Public Hearing" has the meaning specified in Section 2.2.

                  "Stock Insurer" means MIIX Insurance Company, a newly-incorporated New Jersey domestic stock insurer that is a wholly owned subsidiary of the Holding Company and is the successor to the Company.

                  "Transfer Agent" means the transfer agent to be designated by the Company, or its successors or assigns.

                  "Underwriter" means New Jersey State Medical Underwriters, Inc., a New Jersey Corporation that is the attorney-in-fact for the Company.


                                       1-3

                     ARTICLE II: APPROVAL BY THE COMMISSIONER

                  2.1. APPLICATION. The Company shall seek the approval of the Commissioner for the reorganization of the Company into a stock insurer owned by a stock holding company, as set forth in Article IV below by filing with the Commissioner an application including the following documents:

                  (a) this Plan of Reorganization, including all exhibits hereto;

                  (b) a certification that this Plan of Reorganization has been duly adopted by A vote of at least two-thirds of the members of the Board; and

                  (c) any other additional information as the Commissioner may reasonably request.

In addition, the Holding Company shall file with the Commissioner an application for the formation of the Stock Insurer containing all required documents.

                  2.2. COMMISSIONER'S PUBLIC HEARING. (a) This Plan of Reorganization is subject to the approval of the Commissioner after a hearing thereon (the "Public Hearing"), which shall be held pursuant to procedures established by the Commissioner under New Jersey law and regulations.

                  2.3. APPROVAL OF PLAN. The Commissioner shall make a determination whether to approve the Plan of Reorganization after the completion of the Public Hearing. The Stock Insurer shall be formed and licensed to do business for the same lines of insurance currently permitted of the Company upon the entry of an order by the Commissioner approving the Plan and the transactions contemplated thereby.

                        ARTICLE III: APPROVAL BY MEMBERS

                  3.1. MEMBER VOTE. After the Commissioner's determination to approve the Plan, the Company shall hold a special meeting of Members (the "Members' Meeting"). At such Members' Meeting, the Members shall be entitled to vote on the proposal to approve the Plan of Reorganization.

                  (a) The Plan of Reorganization is subject to the approval of not less than two-thirds of the votes of the Members voting thereon in person or by proxy at the Members' Meeting.

                  (b) Based upon the Company's records and pursuant to Article II, Section Three of the Company's Rules and Regulations, each Member shall be entitled to one vote.


                                      1-4

                  3.2. NOTICE OF MEMBERS' MEETING. (a) The Company shall mail notice of the Members' Meeting to all Members. The notice shall set forth the reasons for the vote and the time and place of the Members' Meeting. Such notice shall be sent by first class mail to the address of each Member as it appears on the records of the Company, at least 30 days prior to the Members' Meeting and shall be in a form satisfactory to the Commissioner.

                  (b) Such notice of such Members' Meeting shall include an information statement (the "Information Statement") containing the following information:

                  (i) a copy of the Plan;

                  (ii) a copy of the Commissioner's order approving the Plan;

                  (iii) an explanation of the Plan;

                  (iv) a copy of an opinion from a nationally-recognized investment banking firm to the effect that the Plan is fair from a financial point of view as at the date of such opinion; and

                  (v) a description of the Company's business, including financial statements.

                  3.3. CERTIFICATION. Promptly after the Members' Meeting, the Company shall file a certification with the Commissioner setting forth the vote and certifying whether the Plan of Reorganization was approved by at least two-thirds of the votes of the Members voting in person or by proxy at the Members' Meeting.

                         ARTICLE IV: THE REORGANIZATION

                  4.1. HOLDING COMPANY AND STOCK INSURER. Prior to the Effective Time, (i) the Holding Company shall exist as a duly organized Delaware corporation that is a wholly-owned subsidiary of the Company, and (ii) the Holding Company shall own 100% of the stock of the Stock Insurer, which shall be a duly organized New Jersey insurer.

                  4.2. EFFECT OF REORGANIZATION. (a) At the Effective Time:

                  (i) pursuant to the Assumption Reinsurance and Administration Agreement between the Company and the Stock Insurer substantially in the form attached hereto as Exhibit E and the Assignment and Assumption Agreement between the Company and the Stock Insurer substantially in the form attached hereto as Exhibit F, all of the assets of the Company, except the voting stock of the Holding Company, and the cash to be distributed to Distributees pursuant to Article VI hereunder, shall be transferred to the Stock Insurer, in exchange, all of the Company's insurance and non-insurance liabilities shall be assumed by the Stock Insurer without recourse to the Company;


                                      1-5

                  (ii) pursuant to the Stock Purchase Agreement between and among the Holding Company and The Medical Society of the State of New Jersey substantially in the form attached hereto as Exhibit G (the "Stock Purchase Agreement"), the Holding Company shall acquire 100% of the stock of the Underwriter, in exchange for newly-issued Holding Company Stock and cash, pursuant to a formula as set forth in Section
         7.2 below;

                  (iii) Distributees shall be entitled to receive Holding Company Stock or cash, allocated pursuant to Article VI hereof,

                  (iv) all Membership Interests shall be extinguished, and

                  (v) the Company shall dissolve.

                  (b) On the Effective Date, the Company shall cause to be issued to the Transfer Agent, for the respective accounts of the Distributees entitled to receive such stock pursuant to Article VI, a number of shares of Holding Company Stock determined in accordance with
         Article VI.

                  (c) As promptly as possible after the Effective Date, the Transfer Agent shall transfer to the Distributees such shares of Holding Company Stock, allocated in accordance with Article VI, as are registered in the respective names of such Distributees. As promptly as possible after the Effective Date, the Holding Company shall pay or cause the Company to pay or credit cash consideration to eligible Distributees in accordance with Article VI.

                  4.3. CONDITIONS TO EFFECTIVENESS OF PLAN. The effectiveness of the Plan is subject to the conditions that:

                  (i) the Company has received an opinion from a nationally-recognized investment banking firm to the effect that the Plan is fair from a financial point of view as at the date of such opinion;

                  (ii) the Company has received on or prior to the Effective Date rulings from the Internal Revenue Service or opinions of its tax advisors substantially to the effect that the transfer of Company's assets to, and assumption of its liabilities by, the Stock Insurer, and dissolution of the Company, shall qualify as a tax-free reorganization.

                  (iii) the Members shall have approved the Plan as specified in
         Section 3.3 hereof;

                  (iv) the Underwriter shall cancel all powers of attorney entered into with any applicant for insurance with the Company;


                                      1-6

                  (v) all requisite approvals of the Assumption Reinsurance and Administration Agreement shall have been obtained;

                  (vi) the Company shall have filed with the Commissioner the certificate set forth in Section 3.3 hereof and a certificate stating that the conditions set forth in clause (ii) - (v) have been satisfied; and

                  (vii) the order of the Commissioner set forth in Section 2.5 has become final (the date of such event the "Final Order Date"), and the Commissioner shall have issued a certificate of authority (the "Certificate of Authority") to the Stock Insurer to do business for the same lines of insurance currently permitted of the Company and shall have granted to the Stock Insurer any required rate and form approvals.

The effective date of the Plan of Reorganization (the "Effective Date") shall be the date on which the Certificate of Authority issued by the Commissioner becomes effective, provided that in no event shall the Effective Date be less than 30 days after the Final Order Date nor more than 12 months after the Final Order Date, unless such period is extended by the Commissioner. The Plan of Reorganization shall be deemed to have become effective on the Effective Date at the time specified in the Certificate of Authority (the "Effective Time").

                  4.4. INITIAL PUBLIC OFFERING. An Initial Public Offering may be conducted at the discretion of the Board concurrent with or at any time after the Effective Date.

                               ARTICLE V: POLICIES

                  5.1. POLICIES. Each insurance policy duly issued by the Company is deemed to be a Policy for purposes of this Plan of Reorganization.

                  5.2. WHO IS A NAMED INSURED. The Named Insured in any Policy as of any date shall be determined on the basis of the Company's records as of such date in accordance with the following provisions;

                  (a) The Named Insured in a Policy shall be as shown on the Policy Declarations page in the Company's records.

                  (b) The Named Insured in a Policy that is a group insurance policy shall be the Person or Persons specified as Named Insureds.

                  (c) Except as otherwise set forth in this Article V, the identity of the Named Insured of a Policy shall be determined without giving effect to any interest of any other Person in such Policy.

                  (d) In any situation not expressly covered by the foregoing provisions of this Section 5.2, the first Named Insured, as reflected on the records of, and as determined in


                                      1-7
         good faith by, the Company, shall conclusively be presumed to be the Named Insured in such Policy for purposes of this Section 5.2, provided such Named Insured is a Person, and the Company shall not be required to examine or consider any other facts or circumstances.

                  (e) Any dispute as to the identity of the Named Insured in a Policy or the right to vote or receive consideration shall be resolved by the Company in accordance with the foregoing.

                  5.3. IN FORCE. (a) A Policy shall be deemed to be in force ("In Force") as of any date if, as shown on the Company's records, (1)(j) such Policy has been issued and the status of such Policy has been changed from pending to in force on the Company's records, or (ii) in the case of an individual Policy, the Company's administrative office has received by such date in respect of such Policy an application, complete on its face, together with payment of the full initial premium (unless submission of such premium is precluded by the Company's underwriting rules), provided that any Policy referred to in this clause (ii) is issued as applied for and the status of such Policy has been changed from pending to in force on the Company's records within 30 days of such date, and (2) such Policy has not been surrendered, canceled or otherwise terminated, provided that a Policy shall be deemed to be In Force after lapse for nonpayment of premiums until expiration of any applicable grace period (or other similar period however designated in such Policy) during which the Policy is in full force for its basic benefits.

                  (b) A Policy shall not be deemed to be In Force merely because, prior to the date on which such Policy was issued, insurance coverage may have been provided by a binder of coverage.

                  (c) A Policy shall not be deemed to be In Force as of any date if the Policy is returned to the Company and all return premiums due have been refunded within 60 days after such date.

             ARTICLE VI: ALLOCATION OF CONSIDERATION TO DISTRIBUTEES

                  6.1. ALLOCATION OF CONSIDERATION. (a) The consideration to be given to Distributees shall be shares of Holding Company Stock, or, as set forth in Section 6.2(b), cash. Solely for purposes of calculating the amount of such consideration, each Distributee will be allocated (but not issued) shares of Holding Company Stock in accordance with this Article VI.

                  (b) Each Distributee shall be allocated a pro rata share of the Holding Company Stock held by the Company after the purchase of the Underwriter, in proportion to the percentage that direct that direct premium earned by the Company attributable to such Distributee, less return premiums, over the three years prior to the Adoption Date bears to direct premium earned by the company attributable to all Distributees, less return premiums, over the three years prior to the Adoption Date.


                                      1-8

                  (c) The number of shares of Holding Company Stock calculated in accordance with Section 6.1(b) in respect of each Distributee shall be the sum of the number of shares of Holding Company Stock after rounding such number to the nearest integral number of shares (with one-half being rounded upward). Because of such rounding, the aggregate number of certain Distributees' Holding Company Stock will not necessarily be precisely equal to such Distributee's pro rata proportion of direct premium earned by such Distributee over the three years prior to the Adoption Date.

                  6.2. PAYMENT OF CONSIDERATION. (a) The Company shall be deemed to issue to the Transfer Agent for the account of each Distributee a number of shares of Holding Company Stock equal to the number of shares of Holding Company Stock allocated to such Distributee, except that a Distributee shall not be issued such shares of Holding Company Stock and shall instead be paid cash (in an amount determined pursuant to subsection (b) of this Section 6.2) based on the number of shares of Holding Company Stock allocated to such Distributee as provided in this Article VI.

                  (b) A Distributee shall not be issued such shares of Holding Company Stock and shall instead be paid cash based on the number of shares of Holding Company Stock allocated to such Distributee as provided in this Article VI if: (i) shares of Holding Company Stock are allocable to a Distributee whose address for mailing purposes as shown on the records of the Company is located outside the States of the United States of America or is shown on the Company's records to be an address at which mail to such Distributee is undeliverable, or
(ii) such Distributee is allocated an integral number of shares of Holding Company Stock that is less than or equal to 99 (as each such number is subject to proportional adjustment as provided in Section 8.3).

                  (c) If consideration is to be paid or credited to a Distributee in cash, the amount of such consideration shall be equal to the number of shares of Holding Company Stock allocable to such Distributee as provided in this Article VI multiplied by the Conversion Value. Payment shall be made by check, net of any applicable withholding tax, as soon as reasonably practicable after the Effective Date.

                  (d) In the event that a Person who is a Distributee is the Named Insured in more than one Policy, any calculation of consideration to be allocated to such Distributee shall aggregate earned premium under all Policies in which such Person is the Named Insured.

                   ARTICLE VII: ACQUISITION OF THE UNDERWRITER

                  7.1. STOCK PURCHASE AGREEMENT. Pursuant to the terms of the Stock Purchase Agreement, the Holding Company shall acquire on the Effective Date 100% of the stock of the Underwriter in exchange for specified, negotiated consideration consisting of shares of Holding Company Stock and cash in an amount of $11.1 million.


                                      1-9

                  7.2. DETERMINATION OF CONSIDERATION FOR STOCK OF THE UNDERWRITER. The consideration for the stock of the Underwriter was determined in negotiations with The Medical Society of the State of New Jersey. Consideration to be paid to The Medical Society of the State of New Jersey is set forth in a formula in the Stock Purchase Agreement.

                       ARTICLE VIII: ADDITIONAL PROVISIONS

                  8.1. ASSUMPTION CERTIFICATES. Pursuant to the Assumption Reinsurance Agreement between the Company and the Stock Insurer, on or after the Effective Date, the Stock Insurer shall mail assumption certificates to all current policyholders of the Company to transfer by assumption reinsurance the obligations of the Company to the Stock Insurer.

                  8.2. NOTICES. If the Company complies substantially and in good faith with the requirements of this Plan of Reorganization with respect to the giving of any required notice to policyholders or Members, its failure in any case to give such notice to any person or persons entitled thereto shall not impair the validity of the actions and proceedings taken under this Plan of Reorganization or entitle such person to any injunctive or other equitable relief with respect thereto.

                  8.3. ADJUSTMENT OF SHARE NUMBERS. Subject to the Commissioner's approval, by vote of the Company's Board or a duly authorized committee thereof at any time before the Effective Date, the Company may adjust the number of shares of Holding Company Stock set forth in the definition of Allocable Shares. Upon such an adjustment, the following numbers of shares of Holding Company Stock in the Plan of Reorganization shall be adjusted proportionately; (a) the number of shares set forth in the definition of Allocable Shares in Article II, and (b) the number of shares of Holding Company Stock expected to be outstanding on the Effective Date. The number of shares resulting from any such adjustment shall be rounded up to the next higher whole share.

                  8.4. AUTHORITY TO REMEDY ERRORS. Subject to the terms of the Plan of Reorganization and with, the prior approval of the Commissioner, at or after the Effective Date, the Holding Company may issue additional shares of Holding Company Stock and take any other action it deems appropriate to remedy errors or miscalculations made in connection with this Plan of Reorganization.

                  8.5. CORRECTIONS. The Company may make such modifications as are appropriate to correct errors, clarify existing items or make additions to correct manifest omissions in this Plan of Reorganization. After the conclusion of the Public Hearing, any such modification shall be made only with the prior approval of the Commissioner.

                  8.6. AMENDMENT OF THE PLAN. Prior to the conclusion of the Public Hearing, the Plan of Reorganization may be amended by the vote of at least two-thirds of the members of the Board.


                                      1-10

                  8.7. EXTENSION OF TIME PERIODS. Any time periods for action by the Commissioner set forth in this Plan may be extended with the consent of the Company.

                  8.8. ABANDONMENT OF PLAN. The Company may, by at least a two-thirds vote of the Board and upon reasonable notice to the Commissioner, abandon the Plan of Reorganization at any time before the issuance of the Certificate of Authority by the Commissioner.

                  8.9. COSTS AND EXPENSES. All reasonable out-of-pocket costs of the Commissioner related to the review of the Plan of Reorganization shall be paid by the Company and/or the Holding Company.

                  8.10. ADDRESSES OF MEMBERS. The mailing address of a Member as of any date for purposes of this Plan of Reorganization shall be the Member's last known address as shown on the records of the Company as of such date.

                  8.11. GOVERNING LAW. The terms of the Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  8.12. CONFIDENTIALITY. All information relating to the Plan of Reorganization, other than information which has become part of the record for the Public Hearing, shall be given confidential treatment and shall not be made public by the Commissioner or any other person without the prior written consent of the Company unless the Commissioner, after giving the Company and its affiliates who would be affected thereby notice and opportunity to be heard, determines that the interests of policyholders or the public will be served by the publication thereof, in which event the Commissioner may publish all or any part thereof in such manner as the Commissioner may deem appropriate.


                                      1-11

                  IN WITNESS WHEREOF, Medical Inter-Insurance Exchange, by authority of its Board of Governors, has caused this Plan of Reorganization to be duly executed this 15th day of October, 1997.

                                   MEDICAL INTER-INSURANCE
                                   EXCHANGE OF NEW JERSEY


                                   By/s/Daniel Goldberg


                                   Daniel Goldberg
                                   President & Chief Executive Officer
                                   New Jersey State Medical Underwriters, Inc.
                                   Attorney-in-Fact for
                                   Medical Inter-Insurance Exchange of
                                   New Jersey
Attest:


/s/Catherine E. Williams
Assistant Corporate Secretary
New Jersey State Medical Underwriters, Inc.
Attorney-in-Fact for
Medical Inter-Insurance Exchange of New Jersey


                                      1-12

                                                                       EXHIBIT A



                          CERTIFICATE OF INCORPORATION

                                       OF

                          THE MIIX GROUP, INCORPORATED


                                   Article I.

         The name of the Corporation is The MIIX Group, Incorporated.


                                   Article II.

         The Corporation's registered office in the State of Delaware is at 222 Delaware Avenue, Wilmington, Delaware 19899. The name of its registered agent at such address is P. Clarkson Collins, Esq.


                                  Article III.

         The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including without limitation, holding all of the voting stock of MIIX Insurance Company, a New Jersey stock insurance company.


                                   Article IV.

         Section 1. The total number of shares of stock which the Corporation shall have authority to issue is one hundred-fifty million (150,000,000) shares, consisting of (a) one-hundred million (100,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and (b) fifty million (50,000,000) shares of preferred stock, par value $.01 per share.

         Section 2. The Common Stock shall be subject to the express terms of any series of preferred stock.

         Section 3. Except as may be provided in this Certificate of Incorporation or in a preferred stock Certificate of Designation (as hereinafter defined), if any, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of preferred stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         Section 4. Subject to the rights of holders of preferred stock, if any, and subject to any other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

         Section 5. Additional preferred stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide by resolution or resolutions from time to time for the issuance of shares of preferred stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (referred to herein as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The designation of the series, which may be by distinguishing number, letter or title.

                  (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                  (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

                  (d) The conditions upon which and dates as of which dividends, if any, shall be payable, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock.

                  (e) The redemption rights and price or prices, if any, for shares of the series.

                  (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                  (g) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (h) Whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

                  (i) Restrictions on the issuance of shares of the same series or of any other class or series.

                  (j) The voting rights, if any, of the holders of shares of the series.

                  Section 6. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

                  Section 7. No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

                  Section 8. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


                                   Article V.

         The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

                  (a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

                  (b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

                  (c) Provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

                  (d) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

                  (e) Provisions which permit the Corporation to redeem such rights.

                  (f) The appointment of a rights agent with respect to such rights.


                                   Article VI.

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

                  (a) The number of Directors constituting the initial Board of Directors shall be thirty (30) and, subject to the rights of holders of any series of preferred stock, if any, to elect additional Directors under specified circumstances, thereafter the number of Directors shall be as set forth in or pursuant to the By-laws of the Corporation, but shall not be less than nine (9) nor more than thirty-five (35). The Board of Directors, other than those who may be elected by the holders of any series of preferred stock, if any, shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1998, Directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1999 and Directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2000. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

                  (b) Subject to the rights of any holders of any series of preferred stock, if any, to elect additional Directors under specified circumstances, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director or the entire Board of Directors, but only for cause.

                  (c) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled in the manner provided in the By-laws of the Corporation.

                  (d) Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

                  (e) The election of Directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

                  (f) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-laws) shall be vested in and exercised by the Board of Directors.

                  (g) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-laws of the Corporation, except to the extent that the By-laws or this Certificate of Incorporation otherwise provide. In addition to any requirements of law and any other provision of this Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-laws upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

                  (h) A Director of the Corporation, in determining what he or she reasonably believes to be in the best interests of the Corporation, shall consider the interests of the Corporation's stockholders and, in his or her discretion, may consider the following:

                           (1) the interests of the policyholders of the
                  Corporation's subsidiaries;

                           (2) the interests of the Corporation's employees,
                  independent contractors, agents, suppliers, creditors and customers;

                           (3) the economy of the nation;

                           (4) community and societal interests; and

                           (5) the long-term as well as the short-term interests
                  of the Corporation and its stockholders, including the possibility that these interests may be best served by continuing the existing ownership structure of the Corporation.


                                  Article VII.

         Section 1. No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, provided that nothing contained in this Article shall eliminate or limit the liability of a Director (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Section 2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director or the Corporation existing at the time of such repeal or modification.


                                  Article VIII.

         Effective as of the time the Common Stock shall be registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.


                                   Article IX.

         The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or Directors (in the present form of this Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Article VII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and, provided, further, that Section 6 of Article IV and Articles V, VI, VII, VIII, and IX of this Certificate of Incorporation shall not be amended, altered or repealed without the affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

                                                                       EXHIBIT B



                          THE MIIX GROUP, INCORPORATED



                                     BY-LAWS



                         As adopted on October 15, 1997

                                            TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
ARTICLE I  STOCKHOLDERS..................................................................................1
         Section 1.01.     Annual Meetings...............................................................1
         Section 1.02.     Special Meetings..............................................................1
         Section 1.03.     Notice of Meetings; Waiver....................................................1
         Section 1.04.     Quorum........................................................................2
         Section 1.05.     Voting........................................................................2
         Section 1.06.     Voting by Ballot..............................................................2
         Section 1.07.     Adjournment...................................................................2
         Section 1.08.     Proxies.......................................................................2
         Section 1.09.     Notice of Stockholder Business and Nominations................................4
         Section 1.10.     Organization; Procedure.......................................................6
         Section 1.11.     Inspectors of Elections.......................................................6
         Section 1.12.     Opening and Closing of Polls..................................................7
         Section 1.13.     No Stockholder Action by Written Consent......................................7

ARTICLE II  BOARD OF DIRECTORS...........................................................................8
         Section 2.01.     General Powers................................................................8
         Section 2.02.     Number and Term of Office.....................................................8
         Section 2.03.     Election of Directors.........................................................8
         Section 2.04.     Annual and Regular Meetings...................................................8
         Section 2.05.     Special Meetings; Notice......................................................9
         Section 2.06.     Quorum; Voting................................................................9
         Section 2.07.     Adjournment...................................................................9
         Section 2.08.     Action Without a Meeting......................................................9
         Section 2.09.     Regulations; Manner of Acting.................................................9
         Section 2.10.     Action by Telephonic Communications..........................................10
         Section 2.11.     Resignations.................................................................10
         Section 2.12.     Removal of Directors.........................................................10
         Section 2.13.     Vacancies and Newly Created Directorships....................................10
         Section 2.14.     Compensation.................................................................10
         Section 2.15.     Reliance on Accounts and Reports, etc........................................10

ARTICLE III  EXECUTIVE COMMITTEE AND OTHER COMMITTEES...................................................11
         Section 3.01.     Committees of Directors......................................................11
         Section 3.02.     Other Committees.............................................................11
         Section 3.03.     Powers.......................................................................12
         Section 3.04.     Proceedings..................................................................12
         Section 3.05.     Quorum and Manner of Acting..................................................13

                                                   - i -

         Section 3.06.     Action by Telephonic Communications..........................................12
         Section 3.07.     Absent or Disqualified Members...............................................12
         Section 3.08.     Resignations.................................................................13
         Section 3.09.     Removal......................................................................13
         Section 3.10.     Vacancies....................................................................13

ARTICLE IV  OFFICERS....................................................................................14
         Section 4.01.     Number.......................................................................14
         Section 4.02.     Election.....................................................................14
         Section 4.03.     Compensation.................................................................14
         Section 4.04.     Removal and Resignation; Vacancies...........................................14
         Section 4.05.     Authority and Duties of Officers.............................................14
         Section 4.06.     Chairman of the Board........................................................14
         Section 4.07.     The President................................................................15
         Section 4.08.     Vice Presidents..............................................................15
         Section 4.09.     The Secretary................................................................15
         Section 4.10.     Treasurer....................................................................16
         Section 4.11.     Additional Officers..........................................................16
         Section 4.12.     Security.....................................................................16

ARTICLE V  CAPITAL STOCK................................................................................16
         Section 5.01.     Certificates of Stock, Uncertificated Shares.................................16
         Section 5.02.     Signatures; Facsimile........................................................16
         Section 5.03.     Lost, Stolen or Destroyed Certificates.......................................17
         Section 5.04.     Transfer of Stock............................................................17
         Section 5.05.     Record Date..................................................................17
         Section 5.06.     Registered Stockholders......................................................17
         Section 5.07.     Transfer Agent and Registrar.................................................18

ARTICLE VI INDEMNIFICATION..............................................................................18
         Section 6.01.     Nature of Indemnity..........................................................18
         Section 6.02.     Successful Defense...........................................................19
         Section 6.03.     Determination that Indemnification is Proper.................................19
         Section 6.04.     Advance Payment of Expenses..................................................19
         Section 6.05.     Procedure for Indemnification of Directors and Officers......................19
         Section 6.06.     Survival; Preservation of Other Rights.......................................20
         Section 6.07.     Insurance....................................................................20
         Section 6.08.     Severability.................................................................20

ARTICLE VII  OFFICES....................................................................................21
         Section 7.01.     Registered Office............................................................21
         Section 7.02.     Other Offices................................................................21

ARTICLE VIII  GENERAL PROVISIONS........................................................................21

                                                  - ii -

         Section 8.01.     Dividends....................................................................21
         Section 8.02.     Reserves.....................................................................21
         Section 8.03      Execution of Instruments.....................................................21
         Section 8.04.     Corporate Indebtedness.......................................................22
         Section 8.05.     Deposits.....................................................................22
         Section 8.06.     Checks.......................................................................22
         Section 8.07.     Sale, Transfer, etc. of Securities...........................................22
         Section 8.08.     Voting as Stockholder........................................................22
         Section 8.09.     Fiscal Year..................................................................23
         Section 8.10.     Seal.........................................................................23
         Section 8.11.     Books and Records; Inspection................................................23

ARTICLE IX  AMENDMENT OF BY-LAWS........................................................................23
         Section 9.01.     Amendment....................................................................23

ARTICLE X  CONSTRUCTION.................................................................................23
         Section 10.01.    Construction.................................................................23

                                                 - iii -

                          THE MIIX GROUP, INCORPORATED

                                     BY-LAWS

                         As adopted on October __ , 1997


                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, date and hour as designated by the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).](1)

         Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chief Executive Officer (or, in the event of his or her absence or disability, by any Vice President), or by the Chairman or Vice Chairman of the Board of Directors. A special meeting shall be called by the Chief Executive Officer (or, in the event of his or her absence or disability, by any Vice President), or by the Chairman or Vice Chairman of the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. Except as expressly provided in this By-law, any power of the stockholders of the Corporation to call a special meeting is specifically denied. [Section 211(d).]

         Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law.

--------
(1) Section references in brackets refer to sections of the Delaware General Corporation Law.

         No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229.]

         Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

         Section 1.05. Voting. If, pursuant to Section 5.05 of these By-laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation or by these By-laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

         Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

         Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 of these By-laws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

         Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. [Sections 212(b), (c), (d), (e).]

         Section 1.09. Notice of Stockholder Business and Nominations.

         (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors or the Chairman of the Board, or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (b) of paragraph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the preceding year's annual meeting; provided, that if the date of the annual meeting is advanced by more than twenty days or delayed by more than seventy days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders, the "first anniversary of the preceding year's annual meeting" shall be deemed to be October 15, 1997. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and
         (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section 1.03 of these By-laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any series of Preferred Stock, if any, to elect Directors if so provided under any applicable Preferred Stock Certificate of Designation (as defined in the Certificate of Incorporation).

         Section 1.10. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairman of the Board or, in the event of his or her absence or disability, the Vice Chairman of the Board. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

         Section 1.11. Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as Inspectors of Elections, and may designate one or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

         (a) ascertain the number of shares outstanding and the voting power of each;

         (b) determine the shares represented at a meeting and the validity of proxies and ballots;

         (c) count all votes and ballots;

         (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

         (e) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

         The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

         When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.08 of these By-laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to (e) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable. [Sections 231(a), (b), (d).]

         Section 1.12. Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise. [Section 231(c).]

         Section 1.13. No Stockholder Action by Written Consent. Effective as of the time the Common Stock shall be registered pursuant to the provisions of the Exchange Act, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

         Section 2.02. Number and Term of Office. Subject to the rights of the holders of any series of Preferred Stock, if any, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board, but shall consist of not less than nine (9) Directors nor more than thirty-five (35) Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, if any, shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1999, Directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2000 and Directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2001. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three year terms. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal, except that each Director who attains retirement age as determined by the Board of Directors during the term for which elected shall hold office only until the next annual meeting of stockholders following attainment of retirement age, at which time a person may be elected as Director to complete the unexpired term of office, if any, for which the Director attaining retirement age had been elected. [Section 141(b).]

         Section 2.03. Election of Directors. Except as otherwise provided in Sections 2.12 and 2.13 of these By-laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. [Sections 211(b), (c), 216.]

         Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Section 141(g).]

         Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer (or, in the event of his or her absence or disability, by any Vice President), or by the Chairman or Vice Chairman of the Board of Directors at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four hours' notice, if notice is given to each Director personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229.]

         Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present in person at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b).]

         Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-laws shall be given to each Director.

         Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

         Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

         Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

         Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

         Section 2.12. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, any Director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.13 of these By-laws. [Section 141(k).]

         Section 2.13. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, and except as provided in
Section 2.12, if any vacancies occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created Directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created Directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. [Section 223.]

         Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h).]

         Section 2.15. Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e).]

                                   ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 3.01. Committees of Directors. The Board of Directors shall establish an Executive Committee, a Nominating Committee and an Audit Committee. Such committees shall have the following complement and responsibilities in addition to any the Board of Directors may by resolution establish:

         (A) Executive Committee. The Executive Committee of the Board of Directors shall consist of four members who shall serve for a term of one year or until their successors are appointed. The members of the Executive Committee shall be Directors of the Corporation and shall be appointed to the Executive Committee by the Chairman of the Board, provided such appointments are confirmed by a majority of the entire Board of Directors. The Executive Committee shall exercise the full power of the Board of Directors between meetings of the Board, subject to the limitations set forth in Section 3.03 below.

         (B) Nominating Committee. The Nominating Committee shall consist of four members. Each member of the Nominating Committee shall serve a one-year term. All members shall be appointed by the Chairman of the Board of Directors or the Vice-Chairman, or such other officer as the Board of Directors may designate from time to time, provided such appointments are confirmed by a majority of the entire Board of Directors. The Nominating Committee shall nominate candidates for membership of the Board of Directors and shall cause the names of its nominees to be mailed to all shareholders not less than thirty days before the annual meeting at which the election shall take place. A stockholder may nominate a candidate for election to the Board of Directors provided the nominating stockholder gives written notice of his or her intention to nominate a Director and the name of the nominee not less than thirty days before the annual meeting at which the election shall take place.

         (C) Audit Committee. The Audit Committee shall consist of three members, at least two of whom shall be Directors appointed by the Chairman of the Board of Directors, provided such appointments are confirmed by a majority of the entire Board of Directors and each of whom shall serve one-year terms. No member of the Audit Committee shall be an employee of the Corporation. The Audit Committee shall meet periodically with the Corporation's management, internal auditors and independent public accountants to discuss the scope of the annual audit, internal control, internal auditing and financial reporting matters. The Corporation's independent public accountants and internal auditors shall have direct access to the Audit Committee.

         Section 3.02. Other Committees. The Board of Directors may designate one or more other committees, each such committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Thereafter, members (and alternate members, if any) of each such committee may be designated at the annual meeting of the Board of Directors. Any such committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal. [Section 141(c).]

         Section 3.03. Powers. During the intervals between the meetings of the Board of Directors, the executive committee, except as otherwise provided in this section, and subject to the provisions of the Certificate of Incorporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the executive committee nor any such other committee shall have the power or authority:

                  (a) to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

                  (b) to adopt an agreement of merger or consolidation;

                  (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                  (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

                  (e) to amend the By-laws of the Corporation; or

                  (f) to abolish or usurp the authority of the Board of Directors.

         The executive committee shall have, and any such other committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

         Section 3.04. Proceedings. Each such committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors at the next meeting of the Board following such committee meeting; except that when the Board meeting is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

         Section 3.05. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee, at all meetings of any committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. The members of any such committee shall act only as a committee, and the individual members of such committee shall have no power as such. [Section 141(c), (f).]

         Section 3.06. Action by Telephonic Communications. Members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

         Section 3.07. Absent or Disqualified Members. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c).]

         Section 3.08. Resignations. Any member (and any alternate member) of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 3.09. Removal. Any member (and any alternate member) of any committee may be removed from his or her position as a member (or alternate member, as the case may be) of such committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

         Section 3.10. Vacancies. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors also may elect one or more other officers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer other than a Chairman of the Board need be a Director of the Corporation. The President shall be designated by the Board as the Chief Executive Officer of the Corporation.
[Section 142(a), (b).]

         Section 4.02. Election. Officers shall be chosen in such manner and shall hold their offices for such terms as determined by the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.
[Section 142(b).]

         Section 4.03. Compensation. The compensation of all officers and agents of the Corporation who are also Directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of officers and agents of the Corporation to an officer of the Corporation.

         Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors or by the Chief Executive Officer, if such powers of removal have been conferred by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Section 142(b), (e).]

         Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]

         Section 4.06. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors.

         Section 4.07. Vice Chairman of the Board. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors.

         Section 4.08. The President. The President shall have such powers and duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, or elsewhere in these By-laws. In the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the President shall exercise the powers and perform the duties of the Chairman of the Board.

         Section 4.09. Vice Presidents. Vice Presidents shall have such powers and perform such duties as may be prescribed from time to time by the Chief Executive Officer, the Board of Directors, or elsewhere in these By-laws.

         Section 4.10. The Secretary. The Secretary shall have the following powers and duties:

                  (a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

                  (b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law.

                  (c) Whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such committee.

                  (d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-laws, and when so affixed he or she may attest the same.

                  (e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-laws.

                  (f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

                  (g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

                  (h) He or she shall perform, in general, all duties incident to the office of Secretary and such other duties as may be specified in these By-laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

         Section 4.11. Treasurer. The Treasurer shall have custody of all the funds, securities and other valuables of the Corporation which may have or shall come into his or her hands. He or she shall have such powers and perform such duties as may be prescribed by the Chief Executive Officer, the Board of Directors or elsewhere in these By-laws.

         Section 4.12. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to the Chief Executive Officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause. [Section 142(a), (b).]

         Section 4.13. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c).]

                                    ARTICLE V

                                  CAPITAL STOCK

         Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws. [Section 158.]

         Section 5.02. Signatures; Facsimile. All of such signatures on the certificate referred to in Section 5.01 of these By-laws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. [Section 158.]

         Section 5.03. Lost, Stolen or Destroyed Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. [Section 167.]

         Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law. Subject to the provisions of the Certificate of Incorporation and these By-laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. [Section 151(f).]

         Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

         Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

         Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.


                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the

Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor
(1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-laws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 6.02. Successful Defense. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.01 of these By-laws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 6.03. Determination that Indemnification is Proper. Any indemnification of a Director or officer of the Corporation under Section 6.01 of these By-laws (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.01 of these By-laws. Any indemnification of an employee or agent of the Corporation under Section 6.01 of these By-laws (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-laws. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 6.04. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         Section 6.05. Procedure for Indemnification of Directors and Officers. Any indemnification of a Director or officer of the Corporation under Sections
6.01 and 6.02 of these Bylaws, or advance of costs, charges and expenses to a Director or officer under Section 6.04 of these By-laws, shall be made promptly, and in any event within thirty days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-laws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such Director, officer, employee or agent.

         The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

         Section 6.08. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

                                     OFFICES

         Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 222 Delaware Avenue in the City of Wilmington, County of New Castle.

         Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.

         A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid. [Sections 172, 173.]

         Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

         Section 8.03 Execution of Instruments. The Chief Executive Officer, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

         Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors, provided that the Chief Executive Officer may authorize indebtedness incurred in the ordinary course of business up to $2 million. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the Chief Executive Officer shall authorize. When so authorized by the Board of Directors or the Chief Executive Officer, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

         Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors or the Chief Executive Officer, or by such officers or agents as may be authorized by the Board of Directors or the Chief Executive Officer to make such determination.

         Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer from time to time may determine.

         Section 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the Chief Executive Officer, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the Chief Executive Officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

         Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

         Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

         Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

         Section 8.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.


                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

         Section 9.01. Amendment. Subject to any express provision in the Certificate of Incorporation to the contrary, these By-laws may be amended, altered or repealed:

                  (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

                  (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of two-thirds or more of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. [Section 109(a).]


                                    ARTICLE X

                                  CONSTRUCTION

         Section 10.01. Construction. In the event of any conflict between the provisions of these By-laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

                                                                       Exhibit C


                          CERTIFICATE OF INCORPORATION

                                       OF

                             MIIX INSURANCE COMPANY


            This is to certify that we, the undersigned, intending to form a corporation under Title 17, Chapters 17 to 33 and Title 17B, Chapter 17-4 of the Revised Statutes of New Jersey as amended and supplemented, do hereby certify and state:

            FIRST: Name. The name of the Corporation shall be MIIX Insurance Company.

            SECOND: Office. The principal office of the Corporation in the State of New Jersey, which shall also be its registered office, is to be located at Two Princess Road, Lawrenceville, New Jersey, and the registered agent upon whom process may be served shall be the Corporation.

            THIRD: Purpose. The kinds of insurance to be transacted by the Corporation shall be the kinds of insurance specified by the following paragraphs under N.J.S.A. 17:17-1:

      (a) Against direct or indirect loss or damage to property, including loss of use or occupancy by fire, smoke; smudge; lightning; tempest on land, including windstorm, tornado and cyclone; earthquake; collapse of buildings; hail; frost or snow; weather or climatic conditions, including excess or deficiency of moisture, flood, rain or drought, rising of the waters of the ocean or its tributaries; bombardment; invasion; insurrection; riot; civil war or commotion; military or usurped power; vandalism or malicious mischief; striking employees; explosion, whether fire ensues or not, except explosion of steam boilers and flywheels; and arising from the use of elevators, aircraft, automobiles or other vehicles; against loss or damage by insects or disease to farm crops or products and loss of rental value of land used in producing the crops or products;

      (b) Against any kinds of loss or damage to: vessels, craft, aircraft, cars, automobiles and vehicles of every kind, including all kinds of automobile and aircraft insurance (excepting insurance against loss by reason of bodily injury to the person), as well as all goods, freights, cargoes, merchandise, effects, disbursements, profits, moneys, bullion, precious stones, securities, choses in action, evidence of debt, valuable papers, bottomry and respondentia interests, and all other kinds of property and interests therein, in respect to, appertaining to or in connection with any and all risks or perils of navigation, transit, or transportation, including war risks, on or under any seas or other waters, on land or in the air, or while being assembled, packed, crated, baled, compressed or similarly prepared for shipment or while awaiting the same or during any delays, storage, transshipment or reshipment incident thereto, including marine builder's risk and all personal property floater risks, and to person or to property in connection with or appertaining to a marine, inland marine, transit or transportation insurance, including liability for loss of or damage to either, arising out of or in connection with the construction, repair, operation, maintenance or use of the subject matter of the insurance (but not including life insurance or surety bonds) but, except as herein specified, not against loss by reason of bodily injury to the person;

      (e) Against loss or damage resulting from accident to or injury suffered by any person for which loss or damage the insured is liable, including, if the insured is a state or a political subdivision of a state or a municipal corporate instrumentality of one or more states, loss or damage resulting from accident to or injury suffered by any person for which loss or damage the insured would be liable if it were a private corporation;

      (f) Against damage to property of the insured or loss of life or damage to the person or property of others for which the insured is liable (including, if the insured is a state or a political subdivision of a state or a municipal corporate instrumentality of one or more states, loss of life or damage to the person or property of others for which the insured would be liable if it were a private corporation), caused by the explosion of steam boilers, pipes, engines, motors and machinery connected therewith or operated thereby;

      (g) Against loss from the defaults of persons in positions of trust, public or private, or against loss or damage on account of neglect or breaches of duty or obligations guaranteed by the insurer; and against loss by banks, bankers, brokers, financial or moneyed corporations or associations, of any bills of exchange, notes, checks, drafts, acceptances of drafts, bonds, securities, evidences of debt, deeds, mortgages, documents, gold or silver, bullion, currency, money, platinum and other precious metals, refined or unrefined and articles made therefrom, jewelry, watches, necklaces, bracelets, gems, precious and semiprecious stones, and also against loss resulting from damage, except by fire, to the insured's premises, furnishings, fixtures, equipment, safes and vaults therein caused by burglary, robbery, hold-up, theft or larceny, or attempt thereat. No such indemnity indemnifying against loss of any property as specified herein shall indemnify against the loss of any such property occurring while in the mail or in the custody or possession of a carrier for hire for the purpose of transportation, except for the purpose of transportation by an armored motor vehicle accompanied by one or more armed guards;

      (j) Against loss or damage by burglary, theft, larceny, robbery, forgery, fraud, vandalism or malicious mischief, or any one or more of such hazards; and against any and all kinds of loss or destruction of or damage to moneys, securities, currencies, scrip, coins, bullion, bonds, notes, drafts, acceptances of drafts, bills of exchange and other valuable papers or documents, except while in the custody or possession of and being transported by a carrier for hire or in the mail; and against loss or damage to automobiles and aircraft by burglary, larceny, or theft, vandalism or malicious mischief, confiscation or wrongful conversion, disposal or concealment, whether held under conditional sale contract or subject to chattel mortgages, or otherwise, or any one or more of such hazards;

      (k) Against loss of and damage to glass, including lettering and ornamentation thereon, and the frame in which the glass is set resulting from breakage of the insured glass;

      (l) Against loss or damage by water or other fluid to any goods or premises arising from the breaking or leakage of sprinklers, pumps, or other apparatus erected for extinguishing fires, or of other conduits or containers, or by water entering through leaks or openings in buildings, and of water pipes and against accidental injury to such sprinklers, pumps, conduits, containers, water pipes and other apparatus; including loss of use or occupancy of the property so damaged;

      (m) Upon the lives of horses, cattle and other livestock or against loss by theft of any such property or both;

      (n) Against loss or damage to property by smoke or smudge, or both;

      (o) Any specified kinds of insurance not included in any of the foregoing subsections and which are proper subjects of insurance, including but not limited to the following:

                  i.     Loss or damage to property by epidemic;

                  ii. Against loss or damage to property by power failure or mechanical breakdown;

                  iii. Insurance against loss or damage to property or any
            insurable interest therein caused by insects or by radiation resulting from atomic fission;

                  iv.   Engine breakdown;

                  v. Loss or damage to property of the assured caused by falling of tanks or equipment from protecting property against fire, by explosion other than steam boilers, pipes, engines, motor and machinery connected therewith (except fire);

                  vi. Limited to the right to participate in associations or pools, such as NEPIA and NELIA, which associations or pools are authorized to write "all risks" insurance involving Nuclear Fuel exposure;

                  vii.  Economic security;

                  viii. All other liability not covered hereunder, including voluntarily assumed liability.

             "Health insurance" as defined in N.J.S.A. 17B:17-4 as a contract or agreement whereby an insurer is obligated to pay or allow a benefit of pecuniary value with respect to the bodily injury, disablement, sickness, death by accident or accidental means of a human being, or because of any expense relating thereto, or because of any expense incurred in prevention of sickness, and includes every risk pertaining to any of the enumerated risks. Health insurance does not include workers' compensation coverages.

            FOURTH:  Stock.  The Corporation is to be a stock company.

            FIFTH: Capital. The amount of capital stock of the Corporation shall be $1,000,000, divided into 100 shares of common stock having a par value of $1.00 per share. The whole amount of the capital stock set forth in the certificate of incorporation shall be actually paid in.

            SIXTH: Duration. The duration of the Corporation shall be perpetual.

             SEVENTH: Policyholder Dividends. The Corporation may issue both participating and non-participating policies with respect to any kind of insurance which the

Corporation is authorized to transact. Dividends shall be in accordance with rates and rules applicable to such kind or kinds of insurance as may be determined by the Board of Directors, subject to statutory requirements. The Board of Directors shall have the power to adopt by-laws pertaining to such declaration and payment which, in their judgment, seems necessary or desirable.

            EIGHTH: Officers. The principal officers of this Corporation shall be a Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine to elect in accordance with the provisions of the by-laws of this Corporation by resolution adopted by a majority of the entire Board. All officers shall hold office for a term of one year unless sooner removed by the entire Board of Directors.

            NINTH: Management of the Affairs of the Corporation. The Board of Directors, in addition to all other rights and powers bestowed upon it by law, shall have the power, without the assent or vote of the shareholders, to make, alter, and repeal by-laws as set forth in the by-laws of the Corporation.

            TENTH: Amendment. The company reserves the right to amend, alter, change, or repeal any provision contained in this certificate, in the manner now or hereafter prescribed by law. All rights and powers conferred herein on shareholders, directors, and officers are subject to this reserved power.

            ELEVENTH: Incorporators. The names and addresses of the incorporators of the Corporation are as follows:

                              Name and Address

                              Hillel M. Ben-Asher, M.D.
                              34 Normandy Heights Road
                              Morristown, NJ  07960

                              Palma E. Formica, M.D.
                              St. Peter's Medical Center
                              254 Easton Avenue
                              New Brunswick, NJ  08901-1780

                              Daniel Goldberg
                              Two Princess Road
                              Lawrenceville, NJ  08648

                              Paul J. Hirsch, M.D.
                              720 US Highway 202-206
                              Bridgewater, NJ  08807

                              Henry R. Liss, M.D.
                              29 Ridge Road
                              Summit, NJ  07901-2916

                              Vincent A. Maressa, Esq.
                              Two Princess Road
                              Lawrenceville, NJ  08648

                              Murray A. Matez, DO
                              430 Cherry Hill Boulevard
                              Cherry Hill, NJ  08002

                              Charles J. Moloney, M.D.
                              601 Chester Avenue
                              Moorestown, NJ  08057

                              Fred M. Palace, M.D.
                              17 Exeter Lane
                              Morristown, NJ  07960

                              Carl Restivo, Jr., M.D.
                              281 Terhune Drive
                              Wayne, NJ  07470

                              Gabriel F. Sciallis, M.D.
                              2211 Whitehorse-Mercerville Rd.
                              Mercerville, NJ  08619

                              Martin L. Sorger, M.D.
                              Montclair Ortho. Group
                              200 Highland Avenue
                              Glen Ridge, NJ  07028

            TWELFTH: Initial Board of Directors. The names and addresses of the first Board of Directors and Officers of the Corporation and their term of office are as follows:

                              Name and Address

                              Hillel M. Ben-Asher, M.D.
                              34 Normandy Heights Road
                              Morristown, NJ  07960

                              Palma E. Formica, M.D.
                              St. Peter's Medical Center
                              254 Easton Avenue
                              New Brunswick, NJ  08901-1780

                              Daniel Goldberg
                              Two Princess Road
                              Lawrenceville, NJ  08648

                              Paul J. Hirsch, M.D.
                              720 US Highway 202-206
                              Bridgewater, NJ  08807

                              Henry R. Liss, M.D.
                              29 Ridge Road
                              Summit, NJ  07901-2916

                              Vincent A. Maressa, Esq.
                              Two Princess Road
                              Lawrenceville, NJ  08648

                              Murray A. Matez, DO
                              430 Cherry Hill Boulevard
                              Cherry Hill, NJ  08002

                              Charles J. Moloney, M.D.
                              601 Chester Avenue
                              Moorestown, NJ  08057

                              Fred M. Palace, M.D.
                              17 Exeter Lane
                              Morristown, NJ  07960

                              Carl Restivo, Jr., M.D.
                              281 Terhune Drive
                              Wayne, NJ  07470

                              Gabriel F. Sciallis, M.D.
                              2211 Whitehorse-Mercerville Rd.
                              Mercerville, NJ  08619

                              Martin L. Sorger, M.D.
                              Montclair Ortho. Group
                              200 Highland Avenue
                              Glen Ridge, NJ  07028

            WE, THE UNDERSIGNED, being the incorporators hereinbefore named, for the purpose of forming an insurance corporation pursuant to Subtitle 3 of Title 17 of the New Jersey Statutes, relating to the formation of insurance companies, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly set our hands this _____ day of __________, 1997.


                             ----------------------------------------
                             Hillel M. Ben-Asher, M.D.


                             ----------------------------------------
                             Palma E. Formica, M.D.


                             ----------------------------------------
                             Daniel Goldberg


                             ----------------------------------------
                             Paul J. Hirsch, M.D.


                             ----------------------------------------
                             Henry R. Liss, M.D.


                             ----------------------------------------
                             Vincent A. Maressa, Esq.


                             ----------------------------------------
                             Murray A. Matez, DO


                             ----------------------------------------
                             Charles J. Moloney, M.D.


                             ----------------------------------------
                             Fred M. Palace, M.D.

                             ----------------------------------------
                             Carl Restivo, Jr., M.D.


                             ----------------------------------------
                             Gabriel F. Sciallis, M.D.


                             ----------------------------------------
                             Martin L. Sorger, M.D.

STATE OF NEW JERSEY )
                    ) ss:
COUNTY OF MERCER    )

On this ___ day of ____ , 19 ___ , before me a Notary Public within and for said County, personally appeared [ten or more names], ____________,____________,____________, known to be persons named as incorporators and who executed this Certificate of Incorporation and, who being duly sworn, depose and say that they executed the same as their free act and deed and for the uses and purposes therein expressed.


_______________________________

_______________________________

Notary Public

(Notary Seal)

                                                                       Exhibit D


                                     BY-LAWS

                                       OF

                             MIIX INSURANCE COMPANY

                               (the "Corporation")


                                    ARTICLE I

                                     OFFICES

            1.1. PRINCIPAL OFFICES. The registered office of the Corporation shall be at Two Princess Road, Lawrenceville, New Jersey 08648-2382. The agent in charge of such office against whom process may be served is the General Counsel of the Corporation.

            1.2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of New Jersey as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  SHAREHOLDERS

            2.1. GENERAL. All meetings of the shareholders of the Corporation shall be held at such time and place, within or without the State of New Jersey, as shall be fixed by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            2.2. ANNUAL MEETINGS. A meeting of shareholders shall be held in each year for the election of Directors at such time and place as the Board of Directors shall determine. Any other proper business, notice of which was given in the notice of the meeting or in a duly executed waiver of notice thereof, may be transacted at the annual meeting. Elections of Directors need not be by written ballot, unless a shareholder demands election by ballot at the election and before the voting begins.

            2.3. NOTICE OF ANNUAL MEETINGS. Written notice of the annual meeting shall be given to each shareholder entitled to vote at that meeting not less than thirty days nor more than sixty days prior to the date of the meeting.

            2.4. SHAREHOLDER LIST. The officer or agent who has charge of the stock transfer books of the Corporation shall prepare, make and certify, and have available at the time and place of the meeting, a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof, arranged by class (or group of shareholders maintained by the Corporation for convenience of reference) in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be produced at the time and place of the meeting and shall be open to the examination of any shareholder during the whole time of the meeting. Such list shall be prima facie evidence of who are the shareholders entitled to examine such list or to vote at any meeting.

            2.5. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of

Incorporation of the Corporation, may be called by the Board of Directors or the President of the Corporation and shall be called by the President or Secretary of the Corporation at the request in writing of not less than 10% of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

            2.6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given to each shareholder entitled to vote at such meeting, not less than ten days nor more than sixty days before the date fixed for the meeting.

            2.7. BUSINESS OF SPECIAL MEETINGS. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

            2.8. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation of the Corporation.

            If a quorum shall not be present or represented at the commencement of any meeting of the shareholders, the shareholders entitled to vote, whether present in person or represented by proxy, shall adjourn the meeting to another date, without notice of such other date other than announcement at the meeting until a quorum shall be present or represented; provided, however, that, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the meeting shall be sent as set forth in Section 2.6 hereof. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

            Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, a quorum of the holders of, such class shall be present at the commencement of the meeting in order for such vote to be valid.

            The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

            2.9. VOTING REQUIREMENTS. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, the vote of a greater number of shares of stock is required, in which case such express provision shall govern and control the decision of such question; provided, however, that Directors shall be elected by a plurality of the votes cast at an election of Directors.

            2.10. VOTING. Except as otherwise may be provided in the Certificate of Incorporation of the Corporation, when entitled to vote, each shareholder shall at every meeting of the shareholders be entitled to one vote on each matter submitted to a vote in person or by proxy for each share of the Common Stock having voting power in respect of such matter held by such shareholder. No proxy shall be voted on or after eleven months from its date, unless the proxy expressly provides for a longer period, but in no event after three years from its date.

            2.11. ACTION WITHOUT MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken, except that, in the case of any action to be taken pursuant to Chapter 10 of the General Corporation Law of the State of New Jersey (relating to mergers), such action may be taken without a meeting only if all shareholders consent thereto in writing, or only if all shareholders entitled to vote thereon consent thereto in writing and the Corporation provides to all nonconsenting shareholders the advance notification of his or her right to dissent from such action, as required by Section 6(2)(b) of Chapter 5 of the New Jersey General Corporation Law (N.J.S.A. Section 14A:5-6(2)(b)).

            Notwithstanding any provision in this Section to the contrary, and except as otherwise required by the General Corporation Law of the State of New Jersey, any action other than the annual election of Directors which is permitted to be taken at a meeting of shareholders, may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon, if such action is permitted by the

Certificate of Incorporation and the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon are present.


                                   ARTICLE III

                                    DIRECTORS

            3.1. BOARD. The number of Directors which shall constitute the whole Board shall be as the Directors may by resolution determine but in no event shall be less than ten (10) nor more than twelve (12). The President of the Corporation shall serve ex officio on the Board of Directors and shall vote as any other Director in accordance with these By-laws. The first Board of Directors, including such ex officio Directors, shall have a complement of twelve (12) and shall consist of the persons named in the original Certificate of Incorporation of the Corporation (the "First Board"). Directors need not be United States citizens, or residents of the State of New Jersey, or shareholders of the Corporation but must be at least 18 years of age. The First Board shall serve until the first the annual meeting of the shareholders. Upon expiration of the term of the First Board, a new Board of Directors shall be elected at the annual meeting of the shareholders, and each Director elected thereat shall serve as hereinafter provided and until his or her successor shall have been elected and qualified, unless such Director resigns or becomes disqualified, disabled or is otherwise removed. At the first annual meeting the Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 1999, Directors of Class II shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2000 and Directors of Class III shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2001. At each succeeding annual meeting of shareholders following such initial classification and election, the respective successors of each class shall be elected for three year terms.

            A Director may resign by not less than 30 days' prior written notice to the Corporation.

            The Board shall have the power to remove a Director from the Board and to suspend a Director from the Board pending a final determination that cause exists for removal, by a majority vote of all other Directors at a regular or special meeting at which a quorum is present.

            3.2. VACANCIES. Any directorship not filled at the annual meeting and any vacancy, however caused and including a vacancy caused by reason of an increase in the number of Directors, occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board, or by a sole remaining Director. When one or more Directors shall resign from the Board effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in the filling of other vacancies.

            3.3. MANAGEMENT. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things, except when indicated otherwise by law or by the Certificate of Incorporation or these By-laws.

            3.4. MEETINGS OF THE BOARD. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey, unless otherwise provided by the Certificate of Incorporation.

            3.5. ANNUAL ORGANIZATIONAL MEETING. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the shareholders at which it was elected and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present.

            3.6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place as shall from time to time be determined by the Board.

            3.7. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board, the President or any four Directors on ten days' notice, which need not specify the purpose of or business to be transacted at the meeting, to each Director, either personally or by mail or by telegram.

            3.8. QUORUM OF BOARD. At all meetings of the Board, a majority of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            3.9. CONFERENCE PARTICIPATION. Any or all Directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

            3.10. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing or writings, and the written consent(s) are filed with the minutes of proceedings of the Board or committee.

            3.11. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation ex-cept as otherwise restricted in Section 3.12 hereof or by the General Corporation Law of the State of New Jersey; provided, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by resolution of the majority appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall establish an Executive Committee, a Nominating Committee and an Audit Committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors at the next meeting of the Board following such committee meeting; except that when the Board meeting is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting. Such committees shall have the following complement and responsibilities in addition to any the Board of Directors may by resolution establish:

            (a) Executive Committee. The Executive Committee of the Board of Directors shall consist of four members who shall serve for a term of one year or until their successors are appointed. The members of the Executive Committee shall be Directors of the Corporation and shall be appointed to the Executive Committee by the Chairman of the Board, provided such appointments are confirmed by a majority of the entire Board of Directors. The Executive

      Committee shall exercise the full power of the Board of Directors between meetings of the Board, subject to the limitations set forth in Section 13 below.

            (b) Nominating Committee. The Nominating Committee shall consist of five members, including two members who are not Directors. Each member of the Nominating Committee shall serve a one-year term. All members shall be appointed by the Chairman of the Board of Directors, provided such appointments are confirmed by a majority of the entire Board of Directors. The Nominating Committee shall nominate candidates for membership of the Board of Directors and shall cause the names of its nominees to be mailed to all shareholders not less than thirty days before the annual meeting at which the election shall take place. A stockholder may nominate a candidate for election to the Board of Directors provided the nominating stockholder gives written notice of his or her intention to nominate a Director and the name of the nominee not less than thirty days before the annual meeting at which the election shall take place.

            (c) Audit Committee. The Audit Committee shall consist of three members, at least two of whom shall be Directors appointed by the Chairman of the Board of Directors, provided such appointments are confirmed by a majority of the entire Board of Directors and each of whom shall serve one-year terms. No member of the Audit Committee shall be an employee of the Corporation. The Audit Committee shall meet periodically with the Corporation's management, internal auditors and independent public accountants to discuss the scope of the annual audit, internal control, internal auditing and financial reporting matters. The Corporation's independent public accountants and internal auditors shall have direct access to the Audit Committee.

            (d) Other Committees. The Chairman of the Board of Directors, subject to confirmation by a majority of the entire Board, may appoint such other committees as he or she shall deem necessary or appropriate to the management of the Corporation. Committees may include persons who are not Directors, provided that at least one member of each committee shall be a Director and that any act of any committee which has members who are not Directors shall be advisory, shall not bind the Board or the Corporation and shall be subject to Board approval.

            3.12. PERMITTED ACTIONS OF THE COMMITTEES. (a) Any committee created pursuant to these By-laws may exercise the authority delegated to it, except that no such committee shall:

                  (i) make, alter or repeal any By-law of the Corporation;

                  (ii) elect or appoint any Director, or remove any officer or Director;

                  (iii) make any grants or distributions of funds;

                  (iv) amend or repeal any resolution previously adopted by the Board which by its terms is amendable or repealable only by the Board; or

                  (v) submit to shareholders any action that requires shareholders' approval.

            (b) The Board, by resolution adopted by a majority of the entire Board, may:

                  (i) fill any vacancy in any such committees;

                  (ii) appoint one or more Directors to serve as alternate member(s) of any such committee, to act in the absence or disability of member(s) of any such committee with all the powers of such absent or disabled member(s) of a committee;

                  (iii) abolish any such committee created pursuant to Section 3.11(d) hereof at its pleasure; or

                  (iv) remove any Director from membership on such committee at any time, with or without cause.

            3.13. QUORUM OF COMMITTEES. A majority of each committee shall constitute a quorum for the transaction of business, and the act of the majority of the committee members present at a meeting at which a quorum is present shall be the act of such committee. Each committee shall appoint from among its members a chairman unless the resolution of the Board establishing such committee designates the chairman, in which case, in the event of a vacancy in the chairmanship, the Board shall fill the vacancy.

            3.14. COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS. The Board of Directors, by the affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, shall have the authority to establish reasonable compensation of Directors who are not otherwise employees of the Corporation for services to the Corporation as Directors. Without limiting the foregoing, the Directors (whether or not also employees of the Corporation) shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            3.15. RELIANCE ON ACCOUNTS AND REPORTS, ETC. A Director, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                   ARTICLE IV

                                     NOTICES

            4.1. NOTICES. Notices to Directors and shareholders shall be in writing and delivered personally, mailed, telecopied or sent by telex to the Directors or shareholders at their addresses appearing on the records of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram.

            4.2. WAIVERS. (a) Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

            (b) The attendance of any shareholder or Director at a meeting, in person or by proxy if a shareholder meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.


                                    ARTICLE V

                                    OFFICERS

            5.1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Vice Chairman of the Board, a

President, a Secretary and a Treasurer. The President may choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two or more officers.

            5.2. APPOINTMENT AT ORGANIZATIONAL MEETING. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a Chairman, a Vice Chairman, a President, a Secretary and a Treasurer.

            5.3. OTHER OFFICERS. The Board of Directors may appoint such other officers as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Election or appointment of an officer shall not of itself create contract rights.

            5.4. SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, except Vice Presidents, Assistant Secretaries and Assistant Treasurers each of whose salary shall be set by the President and confirmed by the Board of Directors.

            5.5. TERM; REMOVAL; VACANCIES; RESIGNATION. The officers of the Corporation shall hold office for a one-year term or until their successors are chosen and qualified, subject to earlier termination through removal with or without cause or through written resignation. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors present at a meeting at which there is a quorum. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

            An officer may resign by providing thirty days' prior written notice of such resignation to the Corporation. Such resignation shall be effective on the thirtieth day after notice thereof is given to the Corporation or on such later date as may be stated in such resignation.

            5.6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be the presiding officer at all meetings of the shareholders and of the Board of Directors of the Corporation and at all meetings of the Executive Committee of the Board and shall perform all duties incident to such office, subject to the control of the Board of Directors.

            5.7. VICE CHAIRMAN. In the absence of the Chairman of the Board of Directors, or during any disability on the part of the Chairman of the Board to act, the Vice Chairman of the Board of Directors shall perform the functions of the Chairman and shall perform such other duties as the Board of Directors of the Corporation may prescribe.

            5.8. PRESIDENT. (a) The President shall be the chief executive officer of the Corporation and shall have general supervision of the affairs of the Corporation and general and active management of the business of the Corporation subject to the policies and direction of the Board of Directors, and shall supervise and direct all of the employees of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may delegate in his or her discretion any of his or her powers to any officer or such other executives as he or she may designate.

            (b) In the absence of the Chairman of the Board of Directors and of the Vice Chairman or during any disability on the part of the Chairman of the Board and of the Vice Chairman, the President shall perform the functions of the Chairman thereat. The President shall perform such other duties as the Board of Directors of the Corporation may prescribe from time to time.

            (c) The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

            5.9. VICE PRESIDENT(S). The Vice President or, if there shall be more than one, the Vice Presidents in the order determined by the President, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the President may from time to time prescribe.

            5.10. SECRETARY AND ASSISTANT SECRETARIES. (a) The Secretary shall have charge of such books, documents and papers as the Board of Directors may determine and shall have custody of the corporate seal. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to he given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may he prescribed by the Board of Directors or President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

            (b) The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

            5.11. TREASURER AND ASSISTANT TREASURERS. (a) The Treasurer shall see that an accounting system is maintained in such manner as to give a true and accurate accounting of the financial transactions of the Corporation and its facilities. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

            (b) He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. Annually, he or she shall submit to the Board a proposed budget for the ensuing fiscal year.

            (c) If required by resolution of the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed as the Board of Directors may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

            (d) The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the

Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

            5.12. DUTIES OF OFFICERS MAY BE DELEGATED. The Board of Directors may delegate the powers or duties of any of the officers of the Corporation to any other officer or to any Director.


                                   ARTICLE VI

                              CERTIFICATES OF STOCK

            6.1. CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares owned by such holder in the Corporation.

            6.2. FACSIMILES. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman or Vice Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

            6.3. LOST CERTIFICATES. The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner thereof to take such action or execute such documents as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed or with respect to the issuance of such new certificate.

            6.4. TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, subject to the restrictions on transfer set forth in Section 6.5 below, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books.

            6.5. FIXING RECORD DATE. (a) In order that the Corporation may determine the shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposed corporate action without a meeting, or to determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

            (b)  If no record date is fixed:

                  (i) The record date for the determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (iii) A determination of shareholders of record for a shareholders' meeting shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, in which case a new notice thereof shall be given as provided in Section 2.3 or
                  2.6 hereof, as applicable.

            (c) Only such shareholders as shall be shareholders of record on the date fixed under (a) or (b) above shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof or to receive payment of such dividend, or other distribution or allotment of any rights, or entitled to exercise any such rights, or for the purpose of any other lawful action or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

            6.6. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.


                                   ARTICLE VII

                               GENERAL PROVISIONS

            7.1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the Provisions of the General Corporation Law of New Jersey and the

Certificate of Incorporation of the Corporation, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, except when the Corporation is or would become insolvent as the result of such payment or when such payment would not be permitted under the Certificate of Incorporation or the General Corporation Law of the State of New Jersey. The holders of any class of capital stock shall be entitled to share equally in any dividends declared with respect to such class.

            7.2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation legally available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

            7.3. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of a majority of the shareholders, a full and clear statement of the business and financial condition of the Corporation. Any financial report made by the Board of Directors need not be verified by any certified public accountant unless the shareholders so direct by a majority vote at the annual meeting or any special meeting of the shareholders.

            7.4. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

            7.5. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year beginning January 1 and ending December 31 of each year.

            7.6. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New Jersey".

       The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

            7.7. INDEMNIFICATION. (a) To the extent permitted by law, the Corporation shall indemnify the following persons (the "indemnified party"):

            (i) each member of the Board of Directors, each member of any committee or any subcommittee, each officer and employee of the Corporation, and the estate, executor, administrator, heirs, legatees and devisees of any such person; and

          (ii) every member insured of the Corporation both as a member and by reason of such insured having one or more of its personal representatives or employees serving in any of the capacities or positions specified in clause (a) herein above.

Such indemnification shall cover all judgments (including interest), fines, amounts paid or agreed upon in settlement, reasonable costs and expenses including attorneys' fees, and any other liability that may be incurred as a result of any claim, action, suit, or proceeding, whether civil, criminal, administrative, or other, prosecuted or threatened to be prosecuted, other than by or in the right of the Corporation, in which case only his or her expenses (including attorneys' fees) will be so indemnified, for or on account of any act performed or omitted or obligation entered into, if done or omitted in good faith without intent to defraud, within what the indemnified party reasonably believed to be the scope of his or her or its employment or authority, and for a purpose and in a manner which he or she or it reasonably believed to be in or not opposed to the best interests of, and in connection with the conduct of the affairs of the Corporation, its Board of Directors, or any committee thereof. Such indemnification also shall cover criminal actions or proceedings if, in addition, the indemnified party had no reasonable cause to believe that his or her or its conduct was unlawful. However, if any such claim, action, suit, or proceeding is compromised or settled, it must be done so with the prior express approval of the Board of Directors.

            (b) Such indemnification shall not depend on whether or not such insured is a shareholder of the Corporation, or such person is a member of the Board of Directors, or any committee, at the time such claim, action, suit, or proceeding is begun, prosecuted or threatened, nor on whether or not the liability to be indemnified was incurred prior to the adoption of this section.

            (c) Any indemnification provided pursuant to these By-laws, unless ordered by a court, may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified party met the applicable standard of conduct set forth in these By-laws. Such determination shall be made as to the right to indemnification hereunder, and as to the time, manner and amount of payment thereof, by a majority of the disinterested members of the Board of Directors. In the event that a majority of the members of the Board of Directors are seeking indemnification hereunder as a result of the same occurrence, such determination in the first instance shall be made by vote of the voting shareholders of the Corporation as provided in these By-laws.

            (d) Expenses incurred by any person who may be an indemnified party in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding, provided Corporation receives from such person an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified.

            (e) Nothing in this Section 7.7 is intended to make an adverse determination finally binding upon the person or insured seeking indemnity under this section, or to preclude any such person or insured from appealing an adverse determination against him or her or it, or from instituting legal proceedings to enforce a right of indemnification under this section.

            (f) The right of indemnification hereunder shall not be exclusive of other rights such person or insured may have as a matter of law or otherwise; provided that no indemnification shall be made to or on behalf of an indemnified person with a judgment or other final adjudication adverse to such person which establishes that his or her acts or omissions (1) were in breach of his or her duty of loyalty to the Corporation or its share holders, (2) were not in good faith or involved a knowing violation of law or (3) resulted in receipt by such person of an improper personal benefit.

            7.8. LIABILITY OF DIRECTORS AND OFFICERS. Directors and officers of the Corporation shall not be personally liable to the Corporation or the shareholders of the Corporation for damages for breach of any duty owed to the Corporation or the shareholders of the Corporation, except Directors and officers of the Corporation may be so liable for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or the shareholders of the Corporation, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such Director or officer of an improper personal benefit.


                                  ARTICLE VIII

                                   AMENDMENTS

            8.1. PROCEDURES. These By-laws may be altered, amended or changed or new By-laws may be adopted by a majority of the Board of Directors, or by the vote of shareholders at any meeting of the shareholders, provided that notice of the specific alteration, amendment, change, or, if new By-laws are contemplated, a complete set thereof, be sent to each voting shareholder in the requisite notice of the meeting at which the proposed action is to be submitted. In the event of Board action concerning By-law amendments or revision, thirty days' prior written notice of the action shall be sent to the shareholders before the Board action becomes effective. A majority of all voting shareholders in person or by proxy shall constitute approval.

                                                                       Exhibit E


                             ASSUMPTION REINSURANCE
                                       AND
                            ADMINISTRATION AGREEMENT



THIS ASSUMPTION REINSURANCE AND ADMINISTRATION AGREEMENT (the "Agreement") dated as of [________], 1997, by and between

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                                 (the "Company")

                                       and

                             MIIX INSURANCE COMPANY
                           (the "Substituted Insurer")


In consideration of the mutual covenants hereinafter set forth, the Company and the Substituted Insurer (each individually, a "Party", and collectively, the "Parties") agree as follows:


                                    ARTICLE 1

Assignment and Assumption

         1.1 Subject to Article 9 of this Agreement (Condition Precedent) and to the terms, conditions, exclusions and limitations contained in this Agreement, the Company hereby sells, assigns, transfers and conveys all its rights and obligations in relation to the Subject Policies to the Substituted Insurer, and the Substituted Insurer hereby purchases, shall be bound by and assumes all of the Company's rights and obligations in relation to the Subject Policies (including the Policy Liabilities) from the Company.

         1.2 The Substituted Insurer shall have the benefit of any and all defenses, setoffs and counterclaims to which the Company would be entitled with respect to such Policy Liabilities, it being expressly understood and agreed by the Parties hereto that no such defenses, setoffs or counterclaims are waived by the execution of this Agreement or the consummation of the transactions contemplated hereunder and that, as of the Effective Time (as defined below), the Substituted Insurer shall be fully subrogated to all such defenses, setoffs and counterclaims.

                  1.3 As of the Effective Time, the Substituted Insurer shall be the successor to the Company under the Subject Policies as if such Subject Policies were direct obligations of the Substituted Insurer. The Substituted Insurer substitutes itself as of the Effective Time in the place and stead of the Company as if named in the place of the Company, and each Insured under any Policy may thereafter disregard the Company as a party thereto and treat the Substituted Insurer as if it had been originally obligated thereunder. After the Effective Time, the Insureds shall have the right to file claims arising under the Subject Policies directly with the Substituted Insurer and the Substituted Insurer hereby consents to be subject to direct action taken by any Insured in accordance with such insured's rights under the Policy; provided, however, that this Agreement shall not confer upon any Insured rights other than such rights that the Insured would have had in the absence of this Agreement (except that in assessing such rights no effect shall be given to any bankruptcy, liquidation, insolvency, dissolution, reorganization or moratorium of the Company, or the effect of laws or legal procedures affecting enforcement of creditors' rights against the Company generally). On and after the Effective Time, the Substituted Insurer shall have all rights to subrogation and salvage under the Subject Policies.

                  1.4 The Substituted Insurer and Company shall cooperate and promptly use their best efforts to: (a) obtain all applicable insurance regulatory approvals and consents other than those obtained pursuant to Article 9 hereof and (b) issue to each Insured who (i) has a Subject Policy in-force on the Effective Date, (ii) has an outstanding claim under a Subject Policy on the Effective Date, or (iii) files a claim under any Subject Policy after the Effective Date, a certificate of assumption (and accompanying transmittal letter) substantially in the form attached hereto as Exhibit A-1 and A-2, respectively.


                                    ARTICLE 2

Definitions

                  2.1 As used in this Agreement, capitalized terms shall have the following meanings:

         "Ceded Reinsurance Contract": any binder, contract, agreement, treaty, certificate, retrocession or other instrument of reinsurance ceded by the Company, other than this Agreement, in respect of any Subject Policy.

         "Covered Losses": all Losses and Loss Adjustment Expenses in respect of the Subject Policies.

         "Effective Time": 12:01 a.m. (Eastern Standard time), [_______],
199_.(1)

         "Indemnity Payments": all payments in respect of Settled Losses made by the Substituted Insurer.

         "Insured": the direct insured with respect to any Subject Policy.

         "Loss Adjustment Expenses": all costs and expenses that are incurred in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including interest accrued after award or judgment and prejudgment interest awarded against the insured.

         "Losses": gross amounts payable by the Company in settlement of liability.

         "Policy": any binder, policy, contract or certificate of direct insurance issued or made by or on behalf of the Company.

         "Policy Liabilities": all gross liabilities and obligations of the Company based upon or arising out of the Subject Policies, including Loss Adjustment Expenses, before deduction for all applicable cessions, if any, under the Company's reinsurance programs together with (i) losses, liabilities, costs and expenses arising out of the Company's participation in assigned risk plans, residual market pools, guaranty funds or governmentally mandated programs or associations of any kind which are predicated in any way on the Subject Policies or the premium volume generated by the Subject Policies, regardless of when the losses, liabilities, costs or expenses are incurred or reported, any premium, loss or charge is assessed, or any policy under any such plan, pool, program or association is written, and (ii) losses, liabilities, costs and expenses arising out of claims of reinsurers relating to the Subject Policies, whether for additional premiums or otherwise to the extent that such claims are based on events occurring after the Effective Time. "Policy


(1) Insert Effective Time of the Plan of Conversion.

Liabilities" excludes liabilities and obligations paid or otherwise discharged prior to the Effective Time.

         "Recoveries": Reinsurance Recoveries, salvage and subrogation actually recovered by the Company in respect of Settled Losses.

         "Reinsurance Recoveries": recoveries (including additional commissions) in respect of Settled Losses actually received by the Company after the Effective Time from reinsurers under the Company's Ceded Reinsurance Contracts, including the net amount received by the Company in any commutation of any Ceded Reinsurance Contract, excluding amounts so received that do not relate to Settled Losses, less any additional premium payable or commission returnable by the Company under the Company's Ceded Reinsurance Contracts in respect of Settled Losses. The Substituted Insurer shall not be considered a reinsurer for the purposes of this definition.

         "Settled Losses": Covered Losses settled or paid by the Company after the Effective Time.

         "Subject Policies": all Policies covering all business issued, renewed, written or accepted by the Company prior to the Effective Time.

         "Substituted Insurer": MIIX Insurance Company, a New Jersey stock insurer.


                                    ARTICLE 3

Commencement and Termination

         3.1 The liability of the Substituted Insurer shall commence at the Effective Time and shall remain in effect until all liability under the Subject Policies has expired.

                                    ARTICLE 4

Assignment of Reinsurance Agreements

                  4.1 Regardless of whether reinsurance confirmation agreements are entered into between the Substituted Insurer and any reinsurer, the Substituted Insurer shall be substituted for and succeed to all of the rights and liabilities of the Company, and shall be recognized for all purposes as "Medical Inter-Insurance Exchange of New Jersey" thereunder in substitution for the Company, under any Ceded Reinsurance Contracts. As of the Effective Time, the Company shall sell, assign, transfer and convey, and the Substituted Insurer shall purchase, be bound by and assume, any and all rights and obligations of the Company under any Ceded Reinsurance Contracts including amounts held by or which may become due from reinsurers for losses or loss adjustment expenses on the Subject Policies for which the Substituted Insurer has assumed liability or for losses paid by the Company prior to the Effective Time, it being understood that all costs incurred in effecting Reinsurance Recoveries shall be borne by the Substituted Insurer. The Substituted Insurer shall use its best efforts to effect, as promptly as possible, an endorsement to each Assigned Reinsurance Contract substituting the Substituted Insurer for the Company as to all reinsurance which relates exclusively to the Subject Policies, in substantially the form attached hereto as Exhibit B. The Company agrees to enter into such endorsements and, if reasonably requested by the Substituted Insurer, aid the Substituted Insurer, at the Substituted Insurer's expense, in obtaining any such endorsement.

                  4.2 The Company represents and warrants that all Ceded Reinsurance Contracts in effect as of the Effective Time relate solely to the Subject Policies.

                                    ARTICLE 5

Territory

                  5.1 This Agreement shall apply to Subject Policies covering risks wherever situated.

                                    ARTICLE 6

Transfer Consideration

                  6.1 As consideration of the Substituted Insurer's assumption and indemnification of the Policy Liabilities, the Company shall transfer to the Substituted Insurer on the Effective Time admitted assets which shall consist of invested assets, premium receivables, reinsurance recoverables and other assets (such other assets being other than invested assets) having a value equal to the liabilities transferred under this Agreement. The Company shall also assign to the Substituted Insurer its rights in respect of the Subject Policies under all Ceded Reinsurance Contracts transferred to the Substituted Insurer pursuant to
Article 4 (Assignment of Reinsurance Agreements).


                                    ARTICLE 7

Policy Administration

                  7.1 The Substituted Insurer shall administer and service all of the Subject Policies assigned and assumed under this Agreement. The Company grants to the Substituted Insurer authority in all matters relating to risk management and policy and contract administration, to the extent such authority may be granted pursuant to applicable law, including but not limited to policy changes, reinstatement standards, premium rate changes, policy renewals, producers' commissions and administrative methods and procedures. In order to assist and to more fully evidence the substitution of the Substituted Insurer in the place and stead of the Company, the Company hereby nominates, constitutes and appoints the Substituted Insurer as the attorney-in-fact of the Company with respect to the rights, duties, privileges and obligations of the Company in and to the Subject Policies and the Ceded Reinsurance Contracts, with full power and authority to act in the name, place and stead of the Company with respect to the Subject Policies and the Ceded Reinsurance Contracts, including without limitation, the power, without reservation, to service all Subject Policies; to adjust, to defend, to settle and to pay all claims; to recover salvage and subrogation for any losses incurred under any of the Subject Policies; to adjust, draw down or otherwise act as to letters of credit; to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement; and to execute documents necessary to accomplish the foregoing.

                  7.2 The Substituted Insurer shall bear all expenses in connection with the administration of the Subject Policies.

                  7.3 The Substituted Insurer shall have authority and discretion with respect to all matters relating to claim settlement, salvage, arbitration and litigation concerning the Subject Policies. The Substituted Insurer shall bear all expenses incurred in connection with settling such claims, with recovering any salvage amounts, with exercising rights of subrogation or with such arbitration or litigation, including but not limited to the cost of routine investigations, legal fees and interest charges and shall pay directly on behalf of the Company all amounts due under the Subject Policies.


                                    ARTICLE 8

Indemnification

                  8.1 The Substituted Insurer shall indemnify the Company against and hold it harmless, from all losses, claims, damages and liabilities and shall reimburse the Company for all expenses of any kind or nature whatsoever (including reasonable attorneys' fees) as incurred, that are based upon or arise out of (x) breach of any obligation of the Substituted Insurer provided for in this Agreement, or (y) the failure by the Substituted Insurer to discharge any obligations of the Company to the extent that the same are assumed by the Substituted Insurer pursuant to this Agreement.

                                    ARTICLE 9

Condition Precedent

                  9.1 The obligations of the Parties under this Agreement shall be subject to the condition precedent that this Agreement shall have been approved by: (a) the Commissioner of the New Jersey Department of Banking and Insurance; (b) the Commissioner of Insurance of the State of Connecticut; and
(c) the Commissioner of Insurance of the State of Delaware.

                                   ARTICLE 10

Errors and Omissions

                  10.1 Any inadvertent delay, omission or error shall not be held to relieve either Party hereto from any liability which would attach to that Party hereunder if such delay, omission or error had not been made, provided such delay, omission or error is corrected promptly upon discovery.

                                   ARTICLE 11

Currency

                  11.1 All of the provisions of this Agreement are expressed in terms of United States dollars and all amounts shall be paid in United States funds.


                                   ARTICLE 12

Service of Suit

                  12.1 The Parties consent to the jurisdiction of the Superior Court of the State of New Jersey, County of Mercer, and of the United States District Court for the District of New Jersey, for all purposes in connection with this Agreement.

                  12.2 The Substituted Insurer appoints its Corporate Secretary as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit.

                  12.3 Further, pursuant to any statute of any state, territory, or district of the United States which make provisions therefor, the Substituted Insurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in such statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any such suit, suit instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement.

                  12.4 Each of the Parties consents to process being served in any suit provided for in this Article by serving a copy thereof upon the Party or upon its agent for service of process appointed pursuant to this Article, by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court.

                                   ARTICLE 13

Notices

                  13.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, and shall be addressed:

                           (a)      If to the Company, to:

                                    General Counsel
                                    Medical Inter-Insurance Exchange of
                                    New Jersey
                                    Two Princess Road
                                    Lawrenceville, NJ 08648

                                    Phone: (609) 896-2404
                                    Fax: (609) 896-2910

                           (b)      If to the Substituted Insurer, to:

                                    General Counsel
                                    MIIX Insurance Company
                                    Two Princess Road
                                    Lawrenceville, NJ 08648

                                    Phone: (609) 896-2404
                                    Fax: (609) 896-2910

or to such other address as such Party shall have specified by notice to the other Party.

                                   ARTICLE 14

Governing Law

                  14.1 This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of New Jersey, without giving effect to the conflict of laws rules thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by its duly authorized officer and its corporate seal affixed hereto as of the Effective Time.

                                      Medical Inter-Insurance Exchange
                                      of New Jersey

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________


Acknowledged and accepted as of the date hereof.

                                      MIIX Insurance Company


                                      By:____________________________
                                      Name:__________________________
                                      Title:_________________________

                                                                     Exhibit A-1

                             MIIX INSURANCE COMPANY
                                Two Princess Road
                             Lawrenceville, NJ 08648
                                 (609) 896-2404



                            NOTICE AND CERTIFICATION
                                       OF
                                   ASSUMPTION


Policy No.:
Issued To:

                  This is to certify that, pursuant to the terms of an Assumption and Administration Agreement, the above policy and all endorsements thereto (herein called the "Policy") issued by Medical Inter-Insurance Exchange of New Jersey have been assigned to and assumed by MIIX Insurance Company.

                  This change is effective 12:01 a.m. (Eastern Standard time), [_______], 199_(2).

                  All of the terms and conditions of the Policy remain unchanged, except that MIIX Insurance Company shall be the insurer. All premium payments, notices, claims and suits or actions on the Policy shall hereafter be made directly to MIIX Insurance Company as though it had issued the Policy originally.

                  Inquiries concerning the Policy should be directed to MIIX Insurance Company at the address indicated above.

(2)       Insert Effective Time of the Plan of Conversion.

                  IN WITNESS WHEREOF, MIIX Insurance Company has caused this Notice and Certification of Assumption to be signed by its duly authorized officer.

                                            MIIX Insurance Company


                                            By:  ______________________________
                                                     [_____________________]
                                                     [_____________________]

                                                                     Exhibit A-2

                             MIIX Insurance Company
                                Two Princess Road
                             Lawrenceville, NJ 08648
                                 (609) 896-2404


[Name of Policyholder]
[Address of Policyholder]

Re:  Policy No. ________
      Policy Transfer Date: [_______, 199_]
      Notice Date: [_______, 199_]

Dear ________:

                  Please be advised that, as of the Policy Transfer Date referred to above, all obligations and liabilities under the above insurance policy previously issued to you by Medical Inter-Insurance Exchange of New Jersey have been assigned to and assumed by MIIX Insurance Company. Enclosed is a Notice and Certificate of Assumption that evidences this assumption. This assignment and assumption in no way affects your insurance coverage, except that MIIX Insurance Company is now the insurer in place of Medical Inter-Insurance Exchange of New Jersey.

Reason for the Policy Transfer

                  In connection with a Plan of Reorganization approved by the members of Medical Inter-Insurance Exchange of New Jersey and by the New Jersey Department of Banking and Insurance, Medical Inter-Insurance Exchange of New Jersey is reorganizing into a stock insurer, MIIX Insurance Company. MIIX Insurance Company, as the successor to Medical Inter-Insurance Exchange of New Jersey, is managed and operated by the same people who managed and operated Medical Inter-Insurance Exchange of New Jersey, and they will offer the same service provided to you previously.

Acceptance of the Policy Transfer

                  This assignment and assumption does not require any action on your part. We will not be contacting you further regarding your policy transfer. In the future, please direct all premium payments, notices and notice of claims and suits to MIIX Insurance Company at the above address.


                                            Very truly yours,


                                            MIIX Insurance Company
                                            [_____________________]
                                            [_____________________]

                                                                       Exhibit B


              CEDED REINSURANCE CONFIRMATION AGREEMENT ENDORSEMENT

                  This Agreement is made and entered into by and among MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY (the "Ceding Company"), MIIX INSURANCE COMPANY (the "Substituted Ceding Company") and [NAME OF REINSURER] ("Reinsurer") as of the __ day of ________, 199_.

                  WHEREAS, the Ceding Company and the Reinsurer entered into a reinsurance contract (Contract Number ___________) dated ________ __, 199_ (the "Contract") whereby the Reinsurer acts as a reinsurer of the Ceding Company; and

                  WHEREAS, the Ceding Company and the Substituted Ceding Company have entered into an Assumption and Administration Agreement dated as of [_______] 199_ whereby the Substituted Ceding Company has assumed all of the gross policy obligations under the policies which are the subject of the Contract effective as of 12:01 a.m. Eastern Standard time), [_________], 199_(3); and

                  WHEREAS, the parties wish to substitute the Substituted Ceding Company for the Ceding Company as a party to the Contract;

                  NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Ceding Company, the Substituted Ceding Company and the Reinsurer agree as follows:

                  1. As of the Effective Time (as defined below), the Substituted Ceding Company shall assume all of the liabilities and obligations of the Ceding Company under the Contract and shall be substituted for the Ceding Company, in the Ceding Company's name, place and stead, as the cedent thereon so as to effect an amendment to the Contract to replace the Cedant with MIIX Insurance Company and release the Ceding Company from any and all liabilities or obligations thereunder.

                  2. As of the Effective Time, the Substituted Ceding Company shall be entitled to all of the rights of the Ceding Company under the Contract and shall be entitled to enforce all such rights in the name, place and stead of the Ceding Company.


_______________

    (3) Insert Effective Time of the Plan of Conversion.

                  3. As used in this endorsement, "Effective Time" shall mean 12:01 a.m. Eastern Standard time), [_________], 199_(4).

         IN WITNESS WHEREOF, the parties have entered into this Endorsement as of the first day and year written above.


                                           MEDICAL INTER-INSURANCE
                                           EXCHANGE OF NEW JERSEY


                                           By:  ______________________________
                                           Name:
                                           Title:


                                           MIIX INSURANCE COMPANY


                                           By:  ______________________________
                                           Name:
                                           Title:


                                           [NAME OF REINSURER]


                                           By:  ______________________________
                                           Name:
                                           Title:

_____________

   (4) Insert Effective Time of the Plan of Conversion.

                                                                       Exhibit F


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of [_________], 1997 (the "Effective Date"), between Medical Inter-Insurance Exchange of New Jersey ("MIIX"), a New Jersey reciprocal insurance exchange and MIIX Insurance Company, a New Jersey insurance corporation ("New MIIX").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Plan of Reorganization of MIIX dated October 15, 1997, MIIX will reorganize into New MIIX, a stock insurer that is the successor to MIIX;

                  WHEREAS, pursuant to the Assumption Reinsurance and Administration Agreement dated the date hereof between MIIX and New MIIX (the "Assumption Reinsurance Agreement"), MIIX has transferred to New MIIX all of the outstanding insurance liabilities of MIIX;

                  WHEREAS, New MIIX wishes to assume and MIIX wishes to transfer to New MIIX, (i) all of the non-insurance assets and properties used or held for use in connection with, necessary for or material to the business and operation as currently conducted and as contemplated by MIIX to be conducted, and (ii) all of the non-insurance liabilities of MIIX, upon the terms and subject to the conditions hereinafter set forth;

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, New MIIX does hereby agree that, subject to Section 6 of this Agreement, as of the Effective Date:

                  1. Assumption of Assets. New MIIX does hereby irrevocably and unconditionally assume all right, title and interest of MIIX in and to the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired primarily relating to or used or held for use in connection with the business of MIIX as the same may exist on the date hereof, taking into account the transfers contemplated under the Assumption Reinsurance Agreement, including without limitation all those items in the following categories (collectively, the "Assets"):

                  (a) all real property owned or leased by MIIX and all licenses, permits, approvals and qualifications relating to any real property issued to MIIX by any governmental authority;

                  (b) all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, computers and similar property owned or leased by MIIX (including, but not limited to, any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other person);

                  (c) all shares of common stock of Lawrenceville Holding Inc. held by MIIX;

                  (d) all of the rights of MIIX under contracts, arrangements, licenses, leases and other agreements, including, without limitation, any right to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts, arrangements, licenses, leases and other agreements and otherwise, other than any such rights of MIIX transferred to New MIIX under the terms of the Assumption Reinsurance Agreement;

                  (e) all books, records, manuals and other materials (in any form or medium), including, without limitation, all records and materials maintained at the headquarters of MIIX, advertising matter, catalogues, correspondence, mailing lists, lists of members, photographs, and records, purchasing materials and records, personnel records, blueprints, records, data and copyright and trademark disclosures, media materials and plates, accounting records, and litigation files;

                  (f) to the extent their transfer is permitted by law, all licenses or approvals of any governmental authority, including all applications therefor;

                  (g) all cash and cash equivalents held by MIIX on the date hereof;

                  (h) all credits, prepaid expenses, deferred charges, advance payments, deposits and prepaid items, other than any such assets MIIX transferred to New MIIX under the terms of the Assumption Reinsurance Agreement;

                  (i) all notes and accounts receivable held by MIIX and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any person held by MIIX, other any such assets MIIX transferred to New MIIX under the terms of the Assumption Reinsurance Agreement;

                  (j) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by MIIX with respect to the business of MIIX or the ownership, use, function or value of any Asset, whether arising by way of counterclaim or otherwise;

                  (k) all guarantees, warranties, indemnities and similar rights in favor of MIIX with respect to any Asset; and

                  (l) all copyrights, trademarks, and all rights thereunder or in respect thereof primarily relating to or used or held for use in connection with the business of MIIX, including, but not limited to, rights under computer software leases and rights to sue for and remedies against past, present and future infringements of copyrights or trademarks held by MIIX and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof; and

                  (m) any assets held by MIIX not included in any of the foregoing subsections, other than assets transferred to New MIIX under the terms of the Assumption Reinsurance Agreement.

                  2. Assumption of Liabilities. New MIIX does hereby irrevocably and unconditionally assume, become responsible for, and agree to pay, perform, fulfill, honor and discharge when due, all of MIIX's liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except other than those transferred to New MIIX under the terms of the Assumption Reinsurance Agreement (collectively, the "Assumed Liabilities").

                  3. Indemnification. New MIIX shall indemnify MIIX against and hold it harmless from all losses, claims, damages and liabilities and shall reimburse MIIX for all expenses of any kind or nature whatsoever (including reasonable attorneys' fees) as incurred, that are based upon or arise out of (x) breach of any obligation of New MIIX provided for in this Agreement, or (y) the failure by New MIIX to discharge any obligations of MIIX to the extent that the same are assumed by New MIIX pursuant to this Agreement.

                  4. Third Parties. The assumption by New MIIX of the assets and liabilities of MIIX herein provided is not intended by New MIIX or MIIX to expand the right and remedies of any third party against New MIIX as compared to the rights and remedies which such third party would have had against MIIX had New MIIX not assumed such assets and liabilities. Subject to New MIIX's obligations hereunder, nothing herein contained shall, or shall be construed to, prejudice the right of New MIIX to contest any claim or demand with respect to any obligation or liability assumed hereunder and New MIIX shall have all rights which MIIX may have or have had to defend or contest any such claim or demand.

                  5. New MIIX's Rights. MIIX hereby irrevocably constitutes and appoints New MIIX (and each of New MIIX's successors and permitted assigns) its true and lawful attorney and agent, with full power of substitution, in its name or otherwise, to pay, discharge, adjust, settle or compromise any Assumed Liabilities, to prosecute or defend any action or claim in connection therewith, and to submit to arbitration any controversy relating thereto, subject to New MIIX's obligations hereunder.

                  6. Condition Precedent. The obligations of the Parties under this Agreement shall be subject to the condition precedent that this Agreement shall have been approved by the Commissioner of the New Jersey Department of Banking and Insurance.

                  7. Notices. All notices and other communications shall be in writing and shall be delivered personally or mailed postage prepaid, certified or registered mail, return receipt requested, or telexed, to the party at the address set forth after its respective name below or at such different address as such party shall have advised the other party in writing:

                  If to MIIX:
                  General Counsel
                  Medical Inter-Insurance Exchange of New Jersey
                  Two Princess Road
                  Lawrenceville, NJ 08648
                  Telephone:  (609) 896-2404
                  Facsimile:  (609) 896-2910

                  If to New MIIX:
                  General Counsel
                  MIIX Insurance Company
                  Two Princess Road
                  Lawrenceville, NJ 08648
                  Telephone:  (609) 896-2404
                  Facsimile:  (609) 896-2910

or, in each case, at such other address as may be specified in writing to the other party hereto in accordance herewith.

                  7. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of New Jersey, without giving effect to the conflict of laws rules thereof.

                  8. Amendment; Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

                  9 Remedies. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

                  10. Successors and Assigns. This Agreement shall be binding upon New MIIX and its successors and assigns and shall inure to the benefit of and be enforceable by MIIX and their respective successors and assigns.

                  11. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements, understandings, and negotiations, both written and oral, between the parties with respect to the subject matter hereof.

                  12. Miscellaneous. This Agreement may be executed in counterparts (or by counterpart signature pages), each of which shall be deemed an original and all of which constitute one and the same instrument The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by its duly authorized officer as of the Effective Date.

                                        Medical Inter-Insurance Exchange
                                        of New Jersey

                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________



Acknowledged and accepted as of the date hereof.

                                        MIIX Insurance Company


                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________

                                                                       Exhibit G




                            STOCK PURCHASE AGREEMENT






                   NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.










                          Dated as of October 15, 1997

                                TABLE OF CONTENTS

Section                                                                     Page

1.  Sale and Purchase of the Company Shares.................................   1
       1.1.  Sale and Purchase of the Company Shares........................   1
       1.2.  Determination of MIIX Holding Share Amount.....................   1
       1.3.  Closing........................................................   2

2.   Representations and Warranties of the Medical Society..................   2
       2.1.  Authorization, etc.............................................   2
       2.2.  Title to Company Shares........................................   2
       2.3.  No Conflicts, etc..............................................   3
       2.4.  Corporate Status...............................................   3
       2.5.  Investments.  .................................................   4
       2.6.  Financial Statements...........................................   4
       2.7.  Undisclosed Liabilities, etc...................................   4
       2.8.  Tax Matters....................................................   5
       2.9.  Absence of Changes.............................................   5
       2.10.  Assets........................................................   7
       2.11.  Contracts; Enforceability.....................................   7
       2.12.  Litigation....................................................   7
       2.13.  Compliance with Laws and Instruments; Licenses and Consents...   8
       2.14.  Affiliate Transactions........................................   9
       2.15.  Employee Benefit .............................................   9
       2.16.  Brokers, Finders, etc.........................................   9
       2.17.  Purchase for Investment.......................................   9

3.   Representations and Warranties of MIIX Holding.........................  10
       3.1.  Authorization, etc.............................................  10
       3.2.  Title to MIIX Holding Shares...................................  10
       3.3.  No Conflicts, etc..............................................  10
       3.4.  Corporate Status...............................................  11
       3.5.  Investments.  .................................................  11
       3.6.  Financial Statements...........................................  11
       3.7.  Undisclosed Liabilities, etc...................................  12
       3.8.  Tax Matters....................................................  12
       3.9.  Absence of Changes.............................................  13
       3.10.  Assets........................................................  14
       3.11.  Contracts; Enforceability.....................................  14
       3.12.  Litigation....................................................  15
       3.13.  Compliance with Laws and Instruments; Licenses and Consents...  15
       3.14.  Affiliate Transactions........................................  16
       3.15.  Employee Benefit .............................................  16
       3.16.  Brokers, Finders, etc.........................................  16
       3.17.  Purchase for Investment.......................................  17

4.   Covenants of the Medical Society.......................................  17
       4.1.  Conduct of Business............................................  17
       4.2.  Access and Information.........................................  19
       4.3.  Subsequent Governmental Filings................................  19
       4.4.  Public Announcements...........................................  19
       4.5.  Further Actions................................................  20
       4.6.  Further Assurances.............................................  20

5.   Covenants of MIIX Holding..............................................  21
       5.1.  Conduct of Business............................................  21
       5.2.  Access and Information.........................................  22
       5.3.  Subsequent Governmental Filings................................  23
       5.4.  Public Announcements...........................................  23
       5.5.  Further Actions................................................  23
       5.6.  Further Assurances.............................................  24

6.   Covenants of MIIX Holding and the Medical Society......................  24
       6.1.  Transitional Arrangements......................................  24
       6.2.  Confidentiality................................................  24

7.   Conditions Precedent...................................................  24
       7.1.  Conditions to Obligations of Each Party........................  24
         7.1.1.  Effectiveness of MIIX Plan of Reorganization...............  24
         7.1.2.  Other Regulatory Approvals.................................  25
         7.1.3.  No Injunction, etc.........................................  25
         7.1.4.  HSR Act Notification.......................................  25
       7.2.  Conditions to Obligations of MIIX Holding......................  25
         7.2.1.  Representations, Performance...............................  25
         7.2.2.  Resignation of Directors...................................  25
         7.2.3.  Corporate and Other Proceedings............................  26
       7.3.  Conditions to Obligations of the Medical Society...............  26
         7.3.1.  Representations, Performance, etc..........................  26
         7.3.2.  Corporate Proceedings......................................  26

8.   Termination............................................................  26
       8.1.  Termination....................................................  26
       8.2.  Effect of Termination..........................................  27

9.   Survival of Representations and Warranties, etc........................  27

10.    Definitions..........................................................  28
       10.1.  Terms Generally...............................................  28
       10.2.  Certain Terms.................................................  28

11.    Post-Closing Covenants of the Medical Society........................  34
       11.1.  Use of Seller's Name..........................................  34
       11.2.   Sale of Medical Society Shares...............................  34
       11.3.   Right of First Refusal.......................................  34

12.    Miscellaneous........................................................  35
       12.1.  Expenses......................................................  35
       12.2.  Notices.......................................................  35
       12.3.  Governing Law, etc............................................  36
       12.4.  Binding Effect................................................  37
       12.5.  Assignment....................................................  37
       12.6.  No Third Party Beneficiaries..................................  37
       12.7.  Amendment; Waivers, etc.......................................  37
       12.8.  Entire Agreement..............................................  38
       12.9.  Severability..................................................  38
       12.10.  Headings.....................................................  38
       12.11.  Counterparts.................................................  38

                            STOCK PURCHASE AGREEMENT



                  STOCK PURCHASE AGREEMENT, dated as of October 15, 1997, between The MIIX Group, Incorporated, a Delaware corporation ("MIIX Holding"), and The Medical Society of the State of New Jersey, a New Jersey not-for-profit corporation (the "Medical Society").


                              W I T N E S S E T H :

                  WHEREAS, the Medical Society owns all of the issued and outstanding shares of the common stock, no par value (the "Company Shares"), of New Jersey State Medical Underwriters, Inc., a New Jersey corporation (the "Company"); and

                  WHEREAS, after the consummation of the transactions contemplated by the Plan of Reorganization (the "MIIX Plan of Reorganization") of Medical Inter-Insurance Exchange of New Jersey ("MIIX"), dated the date hereof, MIIX Holding will own all of the issued and outstanding shares of the common stock, par value $1.00 per share, of MIIX Insurance Company, a New Jersey insurer ("New MIIX");

                  WHEREAS, after the consummation of the transactions contemplated by the MIIX Plan of Reorganization, New MIIX, as the successor to MIIX, will assume all of the assets and liabilities of MIIX;

                  WHEREAS, the Medical Society wishes to sell the Company Shares to MIIX Holding, and MIIX Holding wishes to purchase the Company Shares from the Medical Society, on the terms and conditions and for the consideration described in this Agreement (defined terms having the meanings indicated in Article 10);

                  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:


         1.       Sale and Purchase of the Company Shares.

                  1.1. Sale and Purchase of the Company Shares. Subject to the terms and conditions hereof, at the Closing the Medical Society will sell all of the Company Shares to MIIX Holding and MIIX Holding will purchase all of the Company Shares from the Medical Society, for an aggregate purchase price of $11,100,000 (the "Purchase Price"), payable in (i) cash in the amount of $100,000 and (ii) common stock of MIIX Holding (the "MIIX Holding Shares") with a value of $11,000,000 (the "MIIX Holding Share Amount"), as calculated pursuant to Section 1.2.

                  1.2. Determination of MIIX Holding Share Amount. (a) The number of MIIX Holding Shares constituting the MIIX Holding Share Amount shall be calculated using the price per share (before deducting underwriters' commissions) at which MIIX

Holding Shares are sold to the public pursuant to a public offering registered on or prior to the Closing Date pursuant to the Securities Act of 1933, as amended.

                           (b) If no registered public offering of MIIX Holding
Shares shall have occurred on or prior to the Closing Date, the number of MIIX Holding Shares constituting the MIIX Holding Share Amount shall be determined based upon the average trading price (based upon the mean of the daily high and low share price) for the first fifteen days of trading of MIIX Holding Shares on any nationally recognized securities exchange, and the MIIX Holding Share Amount shall be payable at the close of business on the fifteenth trading day of MIIX Holding Shares.

                  1.3. Closing. The closing of the sale and purchase of the Company Shares (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 10:00 a.m. on the Effective Date of the MIIX Plan of Reorganization, or, if no registered public offering of MIIX Holding Shares shall have occurred on or prior to such date, on the day following the fifteenth trading day of MIIX Holding Shares on any nationally recognized securities exchange, unless the parties otherwise agree in writing (the "Closing Date"). At the Closing:

                  (a) the Medical Society will deliver to MIIX Holding, free and clear of any Liens, one or more certificates representing all of the Company Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps; and

                  (b) MIIX Holding will deliver to the Medical Society (i) MIIX Holding Shares as calculated pursuant to Section 1.2 hereof in exchange for the Company Shares so delivered by the Medical Society, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps; and (ii) $100,000 cash by wire transfer to an account to be designated by the Medical Society at least five business days in advance of the Closing.

         2.       Representations and Warranties of the Medical Society.

                  The Medical Society represents and warrants to MIIX Holding as follows, as of the date hereof and as of the Closing Date:

                  2.1. Authorization, etc. The Medical Society has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of the Medical Society's obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of the Medical Society. This Agreement constitutes the legal, valid and binding obligation of the Medical Society enforceable against the Medical Society in accordance with its terms.

                  2.2. Title to Company Shares. The Medical Society owns, beneficially and of record, the Company Shares, free and clear of any Liens. Upon the delivery of and payment for the Company Shares at the Closing as provided for in this Agreement, MIIX Holding will acquire good and valid title to all the Company Shares, free and clear of any Lien other than any Lien created by MIIX Holding.

                  (a) Authorized Capital Stock of the Company. The authorized capital stock of the Company consists of 10 shares of common stock, no par value, of which only the Company Shares are issued and outstanding. The Company Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  (b) Authorized Capital Stock of the Company Group. Schedule 2.2(c) contains a complete and correct description of the shares of stock or other equity interests that are authorized, or issued and outstanding, of the Company Group. All of such outstanding shares of stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable, and are free and clear of any Liens.

                  (c) No Equity Rights. Except for this Agreement, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Medical Society or any other Person, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of any member of the Company Group, or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of any member of the Medical Society or any other Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of any member of the Company Group.

                  2.3. No Conflicts, etc. The execution, delivery and performance of this Agreement by the Medical Society, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of the Medical Society or any member of the Company Group under, (a) any Law applicable to the Medical Society or any of its respective properties or assets, (b) any provision of any of the Organizational Documents of the Medical Society, (c) any Contract, or (d) any agreement or instrument to which the Medical Society is a party or by which any of its properties or assets may be bound, except, in the case of clauses (c) and (d), for violations and defaults that, individually and in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect to any member of the Company Group.

                  2.4. Corporate Status. (a) Organization. Each of the Medical Society and each member of the Company Group is a for-profit or not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has full corporate power and authority to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

                  (b) Qualification. Each member of the Company Group is duly qualified or licensed to do business and is in good standing in the jurisdictions set forth on Schedule 2.4(b), which comprises each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary.

                  (c) Organizational Documents. The Medical Society has delivered to MIIX Holding complete and correct copies of the Organizational Documents of the Medical Society and each member of the Company Group, as amended, modified or waived through and in effect on the date hereof. Each of the Organizational Documents of the Medical Society and each member of the Company Group is in full force and effect. Neither the Medical Society nor any member of the Company Group is in violation of any of the provisions of its Organizational Documents. The minute books of the Medical Society and each member of the Company Group correctly reflect in all material respects (i) all corporate actions taken by the stockholders that the stockholders were required by applicable Law to take, (ii) all corporate actions taken by the directors of the Medical Society and each member of the Company Group that the board of directors of such company were required by applicable Law to take and (iii) all other corporate actions taken by the stockholders and directors of the Medical Society and each member of the Company Group (including by any committee of the board of directors).

                  2.5. Investments. (a) No member of the Company Group owns a majority interest in any other Person, except as set forth in Schedule 2.2(c) and in Schedule 2.5(a).

                  2.6. Financial Statements. (a) The Medical Society has delivered to MIIX Holding complete and correct copies of the Financial Statements.

                  (b) The Financial Statements are complete and correct in all respects, have been derived from the accounting books and records of the Company Group, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods presented in the Financial Statements subject, in the case of interim unaudited Financial Statements, only to normal recurring year-end adjustments.

                  (c) The balance sheets included in the Financial Statements present fairly the financial position of the Company Group as at the respective dates thereof, and the statements of income, statements of stockholder's equity and statements of cash flows included in such Financial Statements present fairly the results of operations and cash flows of the Company Group for the respective periods indicated.

                  2.7. Undisclosed Liabilities, etc. No member of the Company Group has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in Schedule 2.7, (b) as and to the extent disclosed or reserved against in the Balance Sheet or specifically disclosed in the notes thereto or (c) for liabilities and obligations that (i) are incurred after the date of the Balance Sheet in the ordinary course of business and are not prohibited by this Agreement and (ii) individually and in the aggregate, could not reasonably be expected to be material to any member of the Company Group or to have or result in a Material Adverse Effect. Since June 30, 1997, there has not occurred or come to exist any Material Adverse Effect with respect to any member of the Company Group.

                  2.8.  Tax Matters. Except as set forth in Schedule 2.8:

                  (a) each member of the Company Group has (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all income Tax Returns and all other material Tax Returns required to be filed by them on or prior to the date hereof, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material Taxes for all periods or portions thereof ending through the date hereof;

                  (b) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Subsidiary of the Company wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would have a Material Adverse Effect on the Company Group;

                  (c) the federal income Tax Returns of the Company Group have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1994, and no material deficiencies were asserted as a result of such examinations that have not been resolved and fully paid. No member of the Company Group has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of the Company or any of the Subsidiaries of the Company;

                  (d) no member of the Company Group is a party to any material tax sharing, tax indemnity or other agreement or arrangement with any entity not included in the Company's Financial Statements; and

                  (e) no member of the Company Group has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for the Taxes of any person (other than a member of the Company Group) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

                  2.9. Absence of Changes. Since June 30, 1997, except (i) as set forth in Schedule 2.9, no member of the Company Group has:

                  (a) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock;

                  (b) issued or sold any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares;

                  (c) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt, except for borrowings and repayments in the ordinary course of business;

                  (d) mortgaged, pledged or otherwise subjected to any Lien, any of its Real Property or other properties or assets, tangible or intangible, except for Permitted Liens in the ordinary course of business;

                  (e) forgiven, canceled, compromised, waived or released any debts, claims or rights, except for debts, claims and rights, forgiven, canceled, compromised, waived or released in the ordinary course of business;

                  (f) made any material modification to any existing Contract or entered into (x) any material agreement, commitment or other transaction, or (y) any material agreement or commitment that, pursuant to its terms, is not cancelable without penalty on less than 30 days' notice;

                  (g) except pursuant to approved employee benefit plans adopted on or prior to 90 days prior to the date hereof or otherwise in the ordinary course of business, paid any bonus to any officer, director, employee, sales representative, agent or consultant, or granted to any officer, director, employee, sales representative, agent or consultant any other increase in compensation in any form;

                  (h) entered into, adopted or amended any material employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any officer, director, employee, sales representative, agent, consultant or Affiliate (whether or not legally binding);

                  (i) suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or any change in relations with or any loss of a supplier, customer or employee, that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect to any member of the Company Group;

                  (j)  amended any of its Organizational Documents;

                  (k) changed in any respect its accounting practices, policies or principles;

                  (l) incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person that is material to the Company Group);

                  (m) made a sale of any assets that is material to the Company Group, other than inventory in the ordinary course of business;

                  (n) made any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor or in policies of employment;

                  (o) made any other changes that has resulted or would result in a Material Adverse Effect to any member of the Company Group, or

                  (p) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

                  2.10. Assets. The Company Group owns, or otherwise has full, exclusive, sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business (the "Assets") of the Company Group. The Company Group has good, valid and marketable title to, or in the case of leased property has good and valid leasehold interests in, all Assets that are material to the Business, including but not limited to all such Assets reflected in the Balance Sheet or acquired since the date thereof (except as may be disposed of in the ordinary course of business after the date hereof and in accordance with this Agreement), in each case free and clear of any Lien, except Permitted Liens. The Company Group has maintained all tangible Assets that are material to the Business in good repair, working order and operating condition subject only to ordinary wear and tear, and all such tangible Assets are fully adequate and suitable for the purposes for which they are presently being used.

                  2.11. Contracts; Enforceability. All Contracts of the Company Group are legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be enforceable, individually and in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect to any member of the Company Group. Except as set forth in Schedule 2.11, there does not exist under any Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of any member of the Company Group or any other Person. Except as set forth in Schedule 2.11, the enforceability of all Contracts will not be affected in any manner by the execution, delivery or performance of this Agreement, and no Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement.

                  2.12. Litigation. Except as set forth on Schedule 2.12, there is no Litigation pending or threatened by, against or affecting the Medical Society or any member of the Company Group, or any of their respective properties or assets, that, individually or in the aggregate, could reasonably be expected to impair the ability of the Medical Society to perform its obligations hereunder or to have or result in a Material Adverse Effect to the Medical Society or any member of the Company Group.

                  2.13. Compliance with Laws and Instruments; Licenses and Consents. (a) Compliance. Except as set forth on Schedule 2.13(a), (i) neither the Medical Society nor any member of the Company Group is not, and has not been, in conflict with or in violation or breach of or default under (x) any Law applicable to it or any of its properties, assets, operations or business, (y) any provision of its Organizational Documents, or (z) any Contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets is bound or affected, except for any such conflicts, breaches, violations and defaults that, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect to the Medical Society or any member of the Company Group and (ii) neither the Medical Society nor any member of the Company Group has received notice of, and has no knowledge of, any claim alleging any such conflict, violation, breach or default.

                  (b) Licenses and Consents. (i) Except as specified in Schedule 2.13(b)(i), no Governmental Approval or other Consent is required to be obtained or made by the Medical Society or any member of the Company Group in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (ii) Each member of the Company Group doing an insurance business in any State possesses a license, certificate of authority, permit or other authorization to transact an insurance business as an agent, managing general agent or attorney-in-fact (an "Insurance License") in each State or other jurisdiction in which such company is required to possess an Insurance License, except for such failures to have an Insurance License as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect to such member of the Company Group. All such Insurance Licenses are listed in Schedule 2.13(b)(ii) and are in full force and effect and neither the Medical Society nor any such member of the Company Group has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Insurance License, and, to the knowledge of the Medical Society, there is no basis for any such suspension, revocation or limitation.

                  (iii) Each member of the Company Group possesses all other licenses, certificates of authority, permits or other authorizations required to transact its business in each State or other jurisdiction in which such company is required to possess such licenses, certificates of authority, permits or other authorizations, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect to such member of the Company Group. All such other licenses, certificates of authority, permits or other authorizations are in full force and effect and neither the Medical Society nor any such member of the Company Group has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such license, certificate of authority, permit or other authorization, and, to the knowledge of the Medical Society, there is no basis for any such suspension, revocation or limitation.

                  2.14. Affiliate Transactions. (a) Each agreement, contract, arrangement, understanding, transfer of assets or liabilities or other commitments or transaction, whether or not entered into in the ordinary course of business, to or by which any member of the Company Group, on the one hand, and the Medical Society or any of its Affiliates, on the other hand, is or has been a party or otherwise bound or affected, and that were entered into on or after 90 days prior to the date hereof, was on terms and conditions as favorable to the relevant member of the Company Group as would have been obtainable by it at the time in a comparable arm's-length transaction with a Person other than the Medical Society or any of its Affiliates.

                  2.15. Employee Benefit Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by the Company or any member of the Company Group (the "Benefit Plans"), the Company has made available to MIIX Holding a copy of
(i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Benefit Plan, (iii) if applicable, each trust agreement relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required and (v) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401(a) of the Code.

                  (b) With respect to the Benefit Plans, except as set forth in
Schedule 2.15(b), no event has occurred, and, to the knowledge of the Medical Society, there exists no condition or set of circumstances, in connection with which the Company or any member of the Company Group could be subject to an material liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable law, rule or regulation.

                  (c) Except as set forth in Schedule 2.15(c) or as otherwise required by any applicable Law, rule, regulation, order, writ or judgment, no Benefit Plan of the Company or any member of the Company Group provides retiree medical or retiree life insurance benefits to any employee or former employee (or any beneficiary thereof), except to the extent that provision of any such benefit, either individually or in the aggregate, would not result in a material liability to the Company or any member of the Company Group.

                  2.16. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Medical Society in such a manner as to, and the transactions contemplated hereby will not otherwise, give rise to any valid claim against any member of the Company Group or MIIX Holding for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or representative of or consultant to any member of the Company Group upon consummation of the transactions contemplated hereby.

                  2.17. Purchase for Investment. The Medical Society will hold the MIIX Holding Shares solely for investment, with no present intention to resell the MIIX Holding Shares.

                  3. Representations and Warranties of MIIX Holding. MIIX Holding represents and warrants to the Medical Society as follows, as of the Closing Date:

                  3.1. Authorization, etc. MIIX Holding has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of MIIX Holding's obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of MIIX Holding. This Agreement constitutes the legal, valid and binding obligation of MIIX Holding enforceable against MIIX Holding in accordance with its terms.

                  3.2. Title to MIIX Holding Shares. The MIIX Holding Shares are free and clear of any Liens. Upon the delivery of and payment for the MIIX Holding Shares at the Closing as provided for in this Agreement, the Medical Society will acquire good and valid title to all the MIIX Holding Shares, free and clear of any Lien other than any Lien created by the Medical Society.

                  (a) Authorized Capital Stock of MIIX Holding. The authorized capital stock of MIIX Holding consists of 100 million shares of common stock, par value $.01 per share and 50 million shares of preferred stock, par value $.01 per share. The MIIX Holding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  (b) Authorized Capital Stock of MIIX Holding Group. Schedule 3.2(c) contains a complete and correct description of the shares of stock or other equity interests that are authorized, or issued and outstanding, of the MIIX Holding Group. All of such outstanding shares of stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable, and are free and clear of any Liens.

                  (c) No Equity Rights. Except for this Agreement and except as contemplated by the MIIX Plan of Reorganization, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating MIIX Holding or any other Person, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of any member of the MIIX Holding Group, or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of any member of MIIX Holding or any other Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of any member of the MIIX Holding Group.

                  3.3. No Conflicts, etc. The execution, delivery and performance of this Agreement by MIIX Holding, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of MIIX Holding or any member of the MIIX Holding Group under, (a) any Law applicable to MIIX Holding or any of its respective properties or assets, (b) any provision of any of the Organizational Documents of MIIX Holding, (c) any Contract, or (d) any agreement or instrument to which MIIX Holding is a party or by which any of its properties or assets may be bound, except, in the case of clauses (c) and (d), for violations and defaults that, individually and in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect to any member of the MIIX Holding Group.

                  3.4. Corporate Status. (a) Organization. Each of MIIX Holding and each member of the MIIX Holding Group is a corporation or inter-insurance exchange duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has full corporate power and authority to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

                  (b) Qualification. Each member of the MIIX Holding Group is duly qualified or licensed to do business and is in good standing in the jurisdictions set forth on Schedule 2.4(b), which comprises each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary.

                  (c) Organizational Documents. MIIX Holding has delivered to the Medical Society complete and correct copies of the Organizational Documents of MIIX Holding and each member of the MIIX Holding Group, as amended, modified or waived through and in effect on the date hereof. Each of the Organizational Documents of MIIX Holding and each member of the MIIX Holding Group is in full force and effect. Neither MIIX Holding nor any member of the MIIX Holding Group is in violation of any of the provisions of its Organizational Documents. The minute books of MIIX Holding and each member of the MIIX Holding Group correctly reflect in all material respects (i) all corporate actions taken by the stockholders that the stockholders were required by applicable Law to take, (ii) all corporate actions taken by the directors of MIIX Holding and each member of the MIIX Holding Group that the board of directors of such company were required by applicable Law to take and (iii) all other corporate actions taken by the stockholders and directors of MIIX Holding and each member of the MIIX Holding Group (including by any committee of the board of directors).

                  3.5. Investments. (a) No member of the MIIX Holding Group owns a majority interest in any other Person, except as set forth in Schedule 3.2(c) and in Schedule 3.5(a).

                  3.6. Financial Statements. (a) MIIX Holding has delivered to the Medical Society complete and correct copies of the Financial Statements.

                  (b) The Financial Statements are complete and correct in all respects, have been derived from the accounting books and records of MIIX, and have been prepared in accordance with statutory accounting principles applied on a consistent basis throughout the periods presented in the Financial Statements subject, in the case of interim unaudited Financial Statements, only to normal recurring year-end adjustments.

                  (c) The balance sheets included in the Financial Statements present fairly the financial position of MIIX as at the respective dates thereof, and the statements of income, statements of stockholder's equity and statements of cash flows included in such Financial Statements present fairly the results of operations and cash flows of MIIX for the respective periods indicated.

                  3.7. Undisclosed Liabilities, etc. No member of the MIIX Holding Group has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in Schedule 3.7, (b) as and to the extent disclosed or reserved against in the Balance Sheet or specifically disclosed in the notes thereto or (c) for liabilities and obligations that (i) are incurred after the date of the Balance Sheet in the ordinary course of business or pursuant to the MIIX Plan of Reorganization and are not prohibited by this Agreement and (ii) individually and in the aggregate, could not reasonably be expected to be material to any member of the MIIX Holding Group or to have or result in a Material Adverse Effect. Since June 30, 1997, there has not occurred or come to exist any Material Adverse Effect with respect to any member of the MIIX Holding Group.

                  3.8.  Tax Matters. Except as set forth in Schedule 3.8:

                  (a) each member of the MIIX Holding Group has (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all income Tax Returns and all other material Tax Returns required to be filed by them on or prior to the date hereof, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material Taxes for all periods or portions thereof ending through the date hereof;

                  (b) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of each member of the MIIX Holding Group wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would have a Material Adverse Effect on the MIIX Holding Group;

                  (c) the federal income Tax Returns of the MIIX Holding Group have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1994, and no material deficiencies were asserted as a result of such examinations that have not been resolved and fully paid. The MIIX Holding Group has not granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of the MIIX Holding Group;

                  (d) no member of the MIIX Holding Group is a party to any material tax sharing, tax indemnity or other agreement or arrangement with any entity not included in the MIIX Holding Group; and

                  (e) no the member of the MIIX Holding Group has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is MIIX or MIIX Holding), or has any liability for the Taxes of any person (other than the members of the MIIX Holding Group) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

                  3.9. Absence of Changes. Since June 30, 1997, except (i) as set forth in Schedule 3.9, no member of the MIIX Holding Group has:

                  (a) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock;

                  (b) issued or sold any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares;

                  (c) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt, except for borrowings and repayments in the ordinary course of business;

                  (d) mortgaged, pledged or otherwise subjected to any Lien, any of its Real Property or other properties or assets, tangible or intangible, except for Permitted Liens in the ordinary course of business;

                  (e) forgiven, canceled, compromised, waived or released any debts, claims or rights, except for debts, claims and rights, forgiven, canceled, compromised, waived or released in the ordinary course of business;

                  (f) made any material modification to any existing Contract or entered into (x) any material agreement, commitment or other transaction or (y) any material agreement or commitment that, pursuant to its terms, is not cancelable without penalty on less than 30 days' notice;

                  (g) except pursuant to approved employee benefit plans adopted on or prior to 90 days prior to the date hereof or otherwise in the ordinary course of business, paid any bonus to any officer, director, employee, sales representative, agent or consultant, or granted to any officer, director, employee, sales representative, agent or consultant any other increase in compensation in any form;

                  (h) entered into, adopted or amended any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any officer, director, employee, sales representative, agent, consultant or Affiliate (whether or not legally binding);

                  (i) suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or any change in relations with or any loss of a supplier, customer or employee, that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect to any member of the MIIX Holding Group;

                  (j)  amended any of its Organizational Documents;

                  (k) changed in any respect its accounting practices, policies or principles;

                  (l) incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person) that is material to MIIX Group;

                  (m) made a sale of any assets that is material to the MIIX Group, other than inventory in the ordinary course of business;

                  (n) made any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor or in policies of employment;

                  (o) made any other changes that has resulted or would result in a Material Adverse Effect to any member of the MIIX Holding Group, or

                  (p) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

                  3.10. Assets. As of the Closing Date, the MIIX Holding Group owns, or otherwise has full, exclusive, sufficient and legally enforceable rights to use, all of the Assets of the MIIX Holding Group. The MIIX Holding Group has good, valid and marketable title to, or in the case of leased property has good and valid leasehold interests in, all Assets that are material to the Business, including but not limited to all such Assets reflected in the Balance Sheet or acquired since the date thereof (except as may be disposed of in the ordinary course of business after the date hereof and in accordance with this Agreement), in each case free and clear of any Lien, except Permitted Liens. The MIIX Holding Group has maintained all tangible Assets that are material to the Business in good repair, working order and operating condition subject only to ordinary wear and tear, and all such tangible Assets are fully adequate and suitable for the purposes for which they are presently being used.

                  3.11. Contracts; Enforceability. All Contracts of the MIIX Holding Group are legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be enforceable, individually and in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect to any member of the MIIX Holding Group. Except as set forth in Schedule 3.11, there does not exist under any Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of any member of the MIIX Holding Group or any other Person. Except as set forth in Schedule 3.11, the enforceability of all Contracts will not be affected in any manner by the execution, delivery or performance of this Agreement, and no Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement.

                  3.12. Litigation. Except as set forth on Schedule 3.12, there is no Litigation pending or threatened by, against or affecting MIIX Holding or any member of the MIIX Holding Group, or any of their respective properties or assets, that, individually or in the aggregate, could reasonably be expected to impair the ability of MIIX Holding to perform its obligations hereunder or to have or result in a Material Adverse Effect to MIIX Holding or any member of the MIIX Holding Group.

                  3.13. Compliance with Laws and Instruments; Licenses and Consents. (a) Compliance. Except as set forth on Schedule 3.13(a), (i) neither MIIX Holding nor any member of the MIIX Holding Group is not, and has not been, in conflict with or in violation or breach of or default under (x) any Law applicable to it or any of its properties, assets, operations or business, (y) any provision of its Organizational Documents, or (z) any Contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets is bound or affected, except for any such conflicts, breaches, violations and defaults that, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect to MIIX Holding or any member of the MIIX Holding Group and (ii) neither MIIX Holding nor any member of the MIIX Holding Group has received notice of, and has no knowledge of, any claim alleging any such conflict, violation, breach or default.

                  (b) Licenses and Consents. (i) Except as specified in Schedule 3.13(b)(i), no Governmental Approval or other Consent is required to be obtained or made by MIIX Holding or any member of the MIIX Holding Group in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (ii) Each member of the MIIX Holding Group doing an insurance business in any State possesses an Insurance License in each State or other jurisdiction in which such company is required to possess an Insurance License, except for such failures to have an Insurance License as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect to such member of the MIIX Holding Group. All such Insurance Licenses are listed in
Schedule 3.13(b)(ii) and are in full force and effect and neither MIIX Holding nor any such member of the MIIX Holding Group has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Insurance License, and, to the knowledge of MIIX Holding, there is no basis for any such suspension, revocation or limitation.

                  (iii) Each member of the MIIX Holding Group possesses all other licenses, certificates of authority, permits or other authorizations required to transact its business in each State or other jurisdiction in which such company is required to possess such licenses, certificates of authority, permits or other authorizations, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect to such member of the MIIX Holding Group. All such other licenses, certificates of authority, permits or other authorizations are in full force and effect and neither MIIX Holding nor any such member of the MIIX Holding Group has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such license, certificate of authority, permit or other authorization, and, to the knowledge of MIIX Holding, there is no basis for any such suspension, revocation or limitation.

                  3.14. Affiliate Transactions. (a) Each agreement, contract, arrangement, understanding, transfer of assets or liabilities or other commitments or transaction, whether or not entered into in the ordinary course of business, to or by which any member of the MIIX Holding Group, on the one hand, and MIIX Holding or any of its Affiliates, on the other hand, is or has been a party or otherwise bound or affected, and that were entered into on or after 90 days prior to the date hereof, was on terms and conditions as favorable to the relevant member of the MIIX Holding Group as would have been obtainable by it at the time in a comparable arm's-length transaction with a Person other than MIIX Holding or any of its Affiliates.

                  3.15. Employee Benefit Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by MIIX Holding or any member of the MIIX Holding Group (the "MIIX Benefit Plans"), MIIX Holding has made available to the Medical Society a copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such MIIX Benefit Plan, (iii) if applicable, each trust agreement relating to such MIIX Benefit Plan, (iv) the most recent summary plan description for each MIIX Benefit Plan for which a summary plan description is required and (v) the most recent determination letter, if any, issued by the IRS with respect to any MIIX Benefit Plan qualified under Section 401(a) of the Code.

                  (b) With respect to the MIIX Benefit Plans, except as set forth in Schedule 3.15(b), no event has occurred, and, to the knowledge of MIIX Holding, there exists no condition or set of circumstances, in connection with which MIIX Holding or any member of MIIX Holding Group could be subject to an material liability under the terms of such MIIX Benefit Plans, ERISA, the Code or any other applicable law, rule or regulation.

                  (c) Except as set forth in Schedule 3.15(c) or as otherwise required by any applicable Law, rule, regulation, order, writ or judgment, no MIIX Benefit Plan of MIIX Holding or any member of MIIX Holding Group provides retiree medical or retiree life insurance benefits to any employee or former employee (or any beneficiary thereof), except to the extent that provision of any such benefit, either individually or in the aggregate, would not result in a material liability to MIIX Holding or any member of MIIX Holding Group.

                  3.16. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of MIIX Holding in such a manner as to, and the transactions contemplated hereby will not otherwise, give rise to any valid claim against any member of the MIIX Holding Group or the Medical Society for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or representative of or consultant to any member of the MIIX Holding Group upon consummation of the transactions contemplated hereby.

                  3.17. Purchase for Investment. MIIX Holding is purchasing the Company Shares solely for investment, with no present intention to resell the Company Shares. MIIX Holding hereby acknowledges that the Company Shares have not been registered pursuant to the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act.

                  4.  Covenants of the Medical Society.

                  4.1. Conduct of Business. On and after the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise expressly consented to by MIIX Holding in writing, such consent not to be unreasonably withheld, the Medical Society will, and will cause each member of the Company Group to:

                  (i) carry on its business in the ordinary course of business, in substantially the same manner as heretofore conducted, and use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and significant employees, and preserve its relationships with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

                  (ii) not declare dividends on, or redeem or repurchase any shares of, any class of its capital stock, increase any obligations of any member of the Company Group with respect to Indebtedness, repay any loans or other amounts outstanding to the Medical Society or any of its Affiliates, make capital expenditures that are material to the Company Group, pay any bonuses or advances against salaries except as set forth on Schedule 4.1, prepay any accounts payable, delay payment of any trade payables other than in the ordinary course of business, or make any other cash payments other than in the ordinary course of business;

                  (iii) maintain all of the tangible Assets and all other tangible properties and assets owned, leased, occupied, operated or used by it in good repair, working order and operating condition subject only to ordinary wear and tear;

                  (iv) not transfer, assign, mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Lien, any of its assets;

                  (v) use all reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  (vi) pay accounts payable and other obligations, when they become due and payable, in the ordinary course of business;

                  (vii) perform in all material respects all of its obligations under any Contracts, agreements or other instruments relating to or affecting any of the properties and assets of any member of the Company Group (including the Assets) or the Business;

                  (viii) not enter into or assume any Contract, or enter into or permit any amendment, supplement, waiver or other modification in respect thereof, except for such Contracts and amendments, supplements, waivers and modifications thereof that, individually and in the aggregate, are not material to any member of the Company Group or that are entered into, assumed or permitted in the ordinary course of business and following prior notice to and consultation with MIIX Holding;

                  (ix) maintain its books of account and records in the usual, regular and ordinary manner consistent with past policies and practice;

                  (x) comply in all material respects with all Laws applicable to it or any of its properties, assets or business;

                  (xi) not compromise, settle, grant any waiver or release relating to or otherwise adjust any material Litigation, except in the ordinary course of business, and following prior notice to and consultation with MIIX Holding;

                  (xii) not cause or permit any amendment, supplement, waiver or modification to or of any of its Organizational Documents;

                  (xiii) use all reasonable efforts to maintain each member of the Company Group's good standing in its state of incorporation and in the jurisdictions in which it is qualified to do business as a foreign corporation and to maintain all Governmental Approvals and other Consents necessary for, or otherwise material to, the Business;

                  (xiv) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person;

                  (xv) not make any material tax election, amend any tax return previously filed, or settle or compromise any material federal, state, local or foreign tax liability;

                  (xvi) not take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Section 2.8;

                  (xvii) promptly advise MIIX Holding in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect or a breach of this Section 4.1;

                  (xviii) not agree or otherwise commit to take any of the actions described in the foregoing paragraphs (i) through (xvii); and

                  (xix) conduct all affairs relating to the Company Group only in the ordinary course of business, and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into.

                  4.2. Access and Information. (a) So long as this Agreement remains in effect, the Medical Society will (and will cause each of the Representatives of the Medical Society to) give MIIX Holding and its Representatives full access during reasonable business hours to all of such Person's respective properties, assets, books, contracts, commitments, reports and records relating to the Company Group, and furnish to them all such documents, records and information with respect to the properties, assets and business of the Company Group and copies of any work papers relating thereto as MIIX Holding shall from time to time reasonably request. In addition, the Medical Society will permit MIIX Holding and its Representatives reasonable access during reasonable business hours to the Medical Society, the Company Group's lenders, customers and suppliers, other Persons with whom any member of the Company Group does or has done business, and other Representatives or other personnel of the Medical Society, as may be necessary or useful to MIIX Holding in its judgement in connection with its review of the properties, assets and business of the Company Group and the above-mentioned documents, records and information. The Medical Society will keep MIIX Holding generally informed as to the affairs of the Business.

                  (b) The Medical Society will retain all books and records relating to the Company Group in accordance with the Medical Society's record retention policies as presently in effect. On the Closing Date, the Medical Society shall surrender all books and records relating to the Company Group to MIIX Holding.

                  4.3. Subsequent Governmental Filings. From the date hereof to and including the Closing Date, the Medical Society will timely file, or cause to be timely filed, and concurrently deliver to MIIX Holding, copies of each registration, report, statement, notice or other filing required to be filed by any member of the Company Group with the Commissioner of Banking and Insurance of the State of New Jersey (the "Commissioner") or any other Governmental Authority under any applicable Law. All such registrations, reports, statements, notices and other filings shall comply with applicable Law. As of their respective dates, none of such registrations, reports, statements, notices or other filings shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.4. Public Announcements. The Medical Society shall not make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of MIIX Holding, except as required by applicable Law, in which case the Medical Society shall provide written notice as set forth in Section 12.2 of any such announcement, and except as necessary to obtain any required Government Approval.

                  4.5. Further Actions. (a) The Medical Society shall use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for the Medical Society to fulfill and perform its obligations in respect of this Agreement to which it is a party, or otherwise to consummate and make effective the transactions contemplated hereby.

                  (b) The Medical Society shall as promptly as practicable (i) make, or cause to be made, all filings and submissions (including but not limited to under the HSR Act) required under any Law applicable the Medical Society, and give such reasonable undertakings as may be required in connection therewith, and (ii) use all reasonable efforts to obtain or make, or cause to be obtained or made, all Governmental Approvals and Consents necessary to be obtained or made by the Medical Society, in each case in connection with this Agreement, the sale and transfer of the Company Shares pursuant hereto, or the consummation of the other transactions contemplated hereby or thereby.

                  (c) The Medical Society shall coordinate and cooperate with MIIX Holding in exchanging such information and supplying such reasonable assistance as may be reasonably requested by MIIX Holding in connection with the filings and other actions contemplated by Section 5.5.

                  (d) At all times prior to the Closing Date, the Medical Society shall promptly notify MIIX Holding in writing of any fact, condition, event or occurrence that could result in the failure of any of the conditions contained in Sections 7.1 and 7.2 to be satisfied, promptly upon becoming aware of the same.

                  4.6. Further Assurances. Following the Closing Date, the Medical Society shall from time to time execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by MIIX Holding, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement (which include the transfer to MIIX Holding of the ownership and intended related benefits of the business of the Company Group).

                  5.  Covenants of MIIX Holding.

                  5.1. Conduct of Business. On and after the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise expressly consented to by the Medical Society in writing, such consent not to be unreasonably withheld, MIIX Holding will, and will cause each member of the MIIX Group to:

                  (i) carry on its business in the ordinary course of business, in substantially the same manner as heretofore conducted, and use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and significant employees, and preserve its relationships with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

                  (ii) not declare dividends on, or redeem or repurchase any shares of, any class of its capital stock, increase any obligations of any member of the MIIX Group with respect to Indebtedness, repay any loans or other amounts outstanding to any member of the MIIX Group, make capital expenditures that are material to MIIX Group, pay any bonuses or advances against salaries except as set forth on Schedule 4.1, prepay any accounts payable, delay payment of any trade payables other than in the ordinary course of business, or make any other cash payments other than in the ordinary course of business;

                  (iii) maintain all of the tangible Assets and all other tangible properties and assets owned, leased, occupied, operated or used by it in good repair, working order and operating condition subject only to ordinary wear and tear;

                  (iv) not transfer, assign, mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Lien, any of its assets;

                  (v) use all reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  (vi) pay accounts payable and other obligations, when they become due and payable, in the ordinary course of business;

                  (vii) perform in all material respects all of its obligations under any Contracts, agreements or other instruments relating to or affecting any of the properties and assets of any member of the MIIX Group (including the Assets) or the Business;

                  (viii) not enter into or assume any Contract, or enter into or permit any amendment, supplement, waiver or other modification in respect thereof, except for such Contracts and amendments, supplements, waivers and modifications thereof that, individually and in the aggregate, are not material to any member of the MIIX Group and that are entered into, assumed or permitted in the ordinary course of business and following prior notice to and consultation with the Medical Society;

                  (ix) maintain its books of account and records in the usual, regular and ordinary manner consistent with past policies and practice;

                  (x) comply in all material respects with all Laws applicable to it or any of its properties, assets or business;

                  (xi) not compromise, settle, grant any waiver or release relating to or otherwise adjust any material Litigation, except in the ordinary course of business, and following prior notice to and consultation with the Medical Society;

                  (xii) not cause or permit any amendment, supplement, waiver or modification to or of any of its Organizational Documents;

                  (xiii) use all reasonable efforts to maintain each member of the MIIX Group's good standing in its state of incorporation and in the jurisdictions in which it is qualified to do business as a foreign corporation and to maintain all Governmental Approvals and other Consents necessary for, or otherwise material to, the Business;

                  (xiv) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person;

                  (xv) not make any material tax election, amend any tax return previously filed, or settle or compromise any material federal, state, local or foreign tax liability;

                  (xvi) not take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Section 2.8;

                  (xvii) promptly advise the Medical Society in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect or a breach of this Section 4.1;

                  (xviii) not agree or otherwise commit to take any of the actions described in the foregoing paragraphs (i) through (xvii); and

                  (xix) conduct all affairs relating to the MIIX Group only in the ordinary course of business, and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into.

                  5.2. Access and Information. (a) So long as this Agreement remains in effect, MIIX Holding will (and will cause each of the Representatives of MIIX Holding to) give the Medical Society and its Representatives full access during reasonable business hours to all of such Person's respective properties, assets, books, contracts, commitments, reports and records relating to MIIX Group, and furnish to them all such documents, records and information with respect to the properties, assets and business of the MIIX Group and copies of any work papers relating thereto as the Medical Society shall from time to time reasonably request. In addition, MIIX Holding will permit the Medical Society and its Representatives reasonable access during reasonable business hours to MIIX Holding, the MIIX Group's lenders, customers and suppliers, other Persons with whom any member of the MIIX Group does or has done business, and other Representatives or other personnel of MIIX Holding, as may be necessary or useful to the Medical Society in its judgement in connection with its review of the properties, assets and business of the MIIX Group and the above-mentioned documents, records and information. MIIX Holding will keep the Medical Society generally informed as to the affairs of the Business.

                  (b) MIIX Holding will retain all books and records relating to the MIIX Group in accordance with record retention policies as are presently in effect. During the seven-year period beginning on the Closing Date, no member of the MIIX Group shall dispose of or permit the disposal of any such books and records not required to be retained under such policies without first giving 60 days' prior written notice to the Medical Society offering to surrender the same to the Medical Society at the Medical Society's expense.

                  5.3. Subsequent Governmental Filings. From the date hereof to and including the Closing Date, MIIX Holding will timely file, or cause to be timely filed, and concurrently deliver to the Medical Society, copies of each registration, report, statement, notice or other filing required to be filed by any member of the MIIX Group with the Commissioner or any other Governmental Authority under any applicable Law. All such registrations, reports, statements, notices and other filings shall comply with applicable Law. As of their respective dates, none of such registrations, reports, statements, notices or other filings shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  5.4. Public Announcements. MIIX Holding shall not make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the Medical Society, except as required by applicable Law, in which case MIIX Holding shall provide written notice as set forth in Section 12.2 of any such announcement, and except as necessary to obtain any required Government Approval.

                  5.5. Further Actions. (a) MIIX Holding shall use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for MIIX Holding to fulfill and perform its obligations in respect of this Agreement to which it is a party, or otherwise to consummate and make effective the transactions contemplated hereby.

                  (b) MIIX Holding shall as promptly as practicable (i) make, or cause to be made, all filings and submissions (including but not limited to under the HSR Act) required under any Law applicable to MIIX Holding or any member of the MIIX Group, and give such reasonable undertakings as may be required in connection therewith, and (ii) use all reasonable efforts to obtain or make, or cause to be obtained or made, all Governmental Approvals and Consents necessary to be obtained or made by any member of the MIIX Group, in each case in connection with this Agreement, the sale and transfer of the MIIX Holding Shares pursuant hereto, or the consummation of the other transactions contemplated hereby or thereby.

                  (c) MIIX Holding shall coordinate and cooperate with the Medical Society in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the Medical Society in connection with the filings and other actions contemplated by Section 4.5.

                  (d) At all times prior to the Closing Date, MIIX Holding shall promptly notify the Medical Society in writing of any fact, condition, event or occurrence that could result in the failure of any of the conditions contained in Sections 7.1 and 7.2 to be satisfied, promptly upon becoming aware of the same.

                  5.6. Further Assurances. Following the Closing Date, MIIX Holding shall from time to time execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by the Medical Society, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

                  6.  Covenants of MIIX Holding and the Medical Society.

                  6.1. Transitional Arrangements. Promptly following the execution of this Agreement, representatives of the Medical Society shall, at the request of MIIX Holding, meet with representatives of MIIX Holding, at such times as may be reasonable, to coordinate the transition of the Business as contemplated by this Agreement and to coordinate the handling of such other matters as the Medical Society and MIIX Holding consider appropriate.

                  6.2. Confidentiality. The Parties hereto agree to maintain the confidentiality of any confidential or proprietary information obtained pursuant to the negotiation and execution of this Agreement, except as otherwise required by Law.

                  7.  Conditions Precedent.

                  7.1. Conditions to Obligations of Each Party. The obligations of the Medical Society and MIIX Holding to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  7.1.1. Effectiveness of MIIX Plan of Reorganization. The order of the Commissioner approving the MIIX Plan of Reorganization shall have become final, the MIIX Plan of Reorganization shall have become effective and the transactions contemplated thereby shall have occurred, and the Commissioner shall have issued a certificate of authority to New MIIX to do business for the same lines of insurance currently permitted of MIIX and shall have granted to MIIX any required rate and form approvals.

                  7.1.2. Other Regulatory Approvals. All other Governmental Approvals and Consents required to consummate the transactions contemplated hereby or to continue the Business of any member of the Company Group or the MIIX Group shall have been made or obtained.

                  7.1.3. No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; and no such Law that would have such an effect shall have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement. No action or proceeding shall be pending or threatened by any Governmental Authority or other Person on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby, or to recover any material damages or obtain other material relief as a result of such transactions, or that otherwise relates to the application of any such Law.

                  7.1.4. HSR Act Notification. The notifications of MIIX Holding and the Medical Society pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

                  7.2. Conditions to Obligations of MIIX Holding. The obligations of MIIX Holding to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, which the Medical Society agrees to use reasonable efforts to cause to be fulfilled:

                  7.2.1. Representations, Performance. (a) The representations and warranties of the Medical Society contained in Section 2 (i) shall be true and correct in all material respects at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  (b) The Medical Society shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Medical Society prior to or on the Closing Date.

                  (c) The Medical Society shall have delivered to MIIX Holding a certificate, dated the Closing Date and signed by the Medical Society, to the effect set forth above in this Section 7.2.1.

                  7.2.2. Resignation of Directors. All directors of any member of the Company Group whose resignations shall have been requested by MIIX Holding not less than five days prior to the Closing Date shall have submitted their resignations or been removed from office effective as of the Closing Date.

                  7.2.3. Corporate and Other Proceedings. All corporate, partnership and other proceedings of the Medical Society in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be satisfactory in form and substance to MIIX Holding and its counsel, and MIIX Holding and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                  7.3. Conditions to Obligations of the Medical Society. The obligation of the Medical Society to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following additional conditions, which MIIX Holding agrees to use reasonable efforts to cause to be fulfilled:

                  7.3.1. Representations, Performance, etc. (a) The representations and warranties of MIIX Holding contained in Section 3 (i) shall be true and correct in all material respects at and as of the date specified therein and (ii) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made at and as of such time.

                  (b) MIIX Holding shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) MIIX Holding shall have delivered to the Medical Society a certificate dated the Closing Date and signed by MIIX Holding's President or a Vice President to the effect set forth above in this Section 7.3.1.

                  7.3.2. Corporate Proceedings. All corporate proceedings of MIIX Holding in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, shall be satisfactory in form and substance to the Medical Society and their counsel, and the Medical Society and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                  8.  Termination.

                  8.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) By the written agreement of MIIX Holding and the Medical Society; or

                  (b) By either MIIX Holding or the Medical Society by written notice to the other party if any event, shall occur or exist that otherwise shall have made it impossible to satisfy a condition precedent to the non-terminating party's obligations to consummate the transactions contemplated by this Agreement, unless the occurrence or existence of such event, fact or condition shall be due to the failure of the terminating party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such party prior to the Closing; or

                  (c) By either MIIX Holding or the Medical Society by written notice to the other party if the Closing does not occur on or prior to December 31, 1998, unless such date is extended by the mutual written consent of the Medical Society and MIIX Holding, provided, however, that the right to terminate this Agreement pursuant to this clause (c) shall not be available to any party whose failure to fulfil any obligation under this Agreement, or whose breach of any representation or warranty by it set forth herein, has been the cause of, or resulted in, the failure to the Closing to have occurred on or before such date.

                  8.2. Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 8.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, Representatives, stockholders or Affiliates, except for any liability resulting from such party's breach of this Agreement.

                  9. Survival of Representations and Warranties, etc. The representations and warranties of the parties contained herein shall expire as of the Closing Date.

                  10.  Definitions.

                  10.1. Terms Generally. The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The definitions given for terms in this Section 10 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  10.2. Certain Terms. Whenever used in this Agreement (including in the Schedules), the following terms shall have the respective meanings given to them below or in the Sections indicated below:

                  Acquisition Transaction:  as defined in Section 4.2.

                  Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                  Agreement: this Stock Purchase Agreement, including the Exhibits and Schedules hereto.

                  Assets:  as defined in Section 2.10.

                  Balance Sheet: with respect to the Company Group, the consolidated balance sheet of the Company as of June 30, 1997 included in the Company Group's Financial Statements; with respect to the MIIX Holding Group, the balance sheet of MIIX as of June 30, 1997 included in MIIX's Financial Statements.

                  Benefit Plan as defined in Section 2.15.

                  Business: the business and operations of the Company Group or the MIIX Holding Group, as the case may be, as previously or currently conducted or contemplated to be conducted.

                  Closing:  as defined in Section 1.3.

                  Closing Date:  as defined in Section 1.3.

                  Code:  the Internal Revenue Code of 1986, as amended.

                  Commissioner: as defined in Section 4.3.

                  Company:  as defined in the first recital to this Agreement.

                  Company Group:  the Company and its Subsidiaries.

                  Company Shares: as defined in the first recital to this Agreement.

                  Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

                  Contract: all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, and other agreements, contracts, instruments, obligations, offers, commitments, arrangements and understandings, written or oral, to which any member of the Company Group or the MIIX Holding Group, as the case may be, is a party or by which it or any of its properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified, that are of the types listed in clauses
         (a) through (o) below:

                  (a) leases, subleases, licenses, occupancy agreements, permits, franchises, insurance policies, agreements, Governmental Approvals and other Contracts concerning or relating to the Real Property;

                  (b) employment, consulting, severance, agency, bonus, compensation, or other trusts, funds and other Contracts relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants (whether or not legally binding), including sales agency or distributorship agreements or arrangements for the sale of any of the products or services of any member of the Company Group or the MIIX Holding Group, as the case may be;

                  (c) loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, instruments and other contracts relating to the borrowing of money or obtaining of or extension of credit;

                  (d) licenses, licensing arrangements and other Contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

                  (e)  finder's Contracts;

                  (f) joint venture, partnership and similar Contracts involving a sharing of profits or expenses;

                  (g) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, lease or disposition of any member of the Company Group or the MIIX Holding Group, as the case may be, any material assets or properties (other than sales of inventory made in the ordinary course of business), any business, or any capital stock of or other interest in any Person by the Medical Society or any member of the Company Group or MIIX Holding or any member of the MIIX Holding Group, as the case may be, within the last ten years, or involving continuing indemnity or other obligations;

                  (h) Contracts prohibiting or materially restricting the ability of the Company to conduct the business of the Company, to engage in any business or operate in any geographical area or to compete with any Person;

                  (i) material orders and other Contracts for the purchase or sale of materials, supplies, products or services;

                  (j) orders and other Contracts with or for the direct or indirect benefit of the Medical Society or any Affiliate of the Medical Society (other than another member of the Company Group) (whether or not legally binding);

                  (k) orders and other Contracts with or for the direct or indirect benefit of any member of the MIIX Holding Group or any Affiliate of the MIIX Holding Group (other than another member of the MIIX Holding Group) (whether or not legally binding);

                  (l) Contracts providing for future payments that are conditioned, in whole or in part, on a change in control;

                  (m) powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction;

                  (n) Contracts not entered into in the ordinary course of business;

                  (o) any Contract or series of related Contracts that are or would be material; and

                  (p) Contracts that are or will be material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of any member of the Company Group or the MIIX Holding Group, as the case may be.

                  Financial Statements: (i) with respect to the Company Group, the consolidated financial statements of the Company as at and for the six-month period ended June 30, 1997 and the years ended December 31, 1996, 1995 and 1994, together with reports on such year-end statements by Ernst & Young LLP, the Company's independent public accountants, including in each case a balance sheet, a statement of income, a statement of stockholders' equity and a statement of cash flows, and accompanying notes; (ii) with respect to the MIIX Holding Group, the consolidated financial statements of MIIX as at and for the six-month period ended June 30, 1997 and the years ended December 31, 1996, 1995 and 1994, together with reports on such year-end statements by Ernst & Young LLP, MIIX's independent public accountants, including in each case a balance sheet, a statement of income, a statement of stockholders' equity and a statement of cash flows, and accompanying notes.

                  GAAP: as defined in Section 2.6(b).

                  Governmental Approval: any Consent of, with or to any Governmental Authority.

                  Governmental Authority: any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

                  HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  Indebtedness: as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) all obligations evidenced by a note, bond, debenture, letter of credit, draft or similar instrument, (c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (d) notes payable and drafts accepted representing extensions of credit, (e) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof, and (f) all indebtedness and obligations of the types described in the foregoing clauses (a) through (e) to the extent secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

                  Insurance License: as defined in Section 2.16.

                  Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

                  Lien: any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such Liens as may arise under any Contract.

                  Litigation: any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.

                  Material Adverse Effect: any (a) event, occurrence, fact, condition, change, development or effect that is materially adverse to the business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of any member of the Company Group or the MIIX Holding Group or (b) material impairment of the ability of the Medical Society or MIIX Holding to perform its obligations hereunder.

                  MIIX:  as defined in the second recital to this Agreement.

                  MIIX Benefit Plan as defined in Section 3.15.

                  MIIX Holding: as defined in the first paragraph of this Agreement.

                  MIIX Holding Group: Prior to the Closing Date, MIIX Holding and its Subsidiaries and MIIX; on and after the Closing Date, MIIX Holding and its Subsidiaries.

                  MIIX Holding Shares: as defined in Section 1.1.

                  MIIX Holding Share Price: as defined in Section 1.2.

                  MIIX Holding Share Amount:  as defined Section 1.1.

                  MIIX Plan of Reorganization: as defined in the second recital to this Agreement.

                  MIIX Shares: as defined in the second recital to this Agreement.

                  material respects: the phrase "all material respects" shall mean: all respects (in the case of any representation or warranty containing any materiality qualification), and all material respects (in the case of any representation or warranty without any materiality qualification).

                  New MIIX: as defined in the second recital to this Agreement.

                  Offer: as defined in Section 11.3.

                  ordinary course of business: the usual, regular and ordinary course of business consistent with the past custom and practice thereof.

                  Organizational Documents: as to any Person, its certificate or articles of incorporation, by-laws and other organizational documents.

                  Permitted Liens: (a) Liens reserved against in the Balance Sheet, to the extent so reserved, (b) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP, or (c) those Liens that individually and in the aggregate with all other Permitted Liens, do not and will not materially detract from the value of any property or assets, or materially interfere with the use thereof as currently used or contemplated to be used, or otherwise have or result in a Material Adverse Effect.

                  Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

                  Purchase Price:  as defined in Section 1.1.

                  Representatives: as to any Person, its accountants, counsel, consultants (including actuarial, environmental and industry consultants), officers, directors, employees, agents and other advisors and representatives.

                  Rights:  as defined in Section 4.6.

                  Medical Society: as defined in the introductory paragraph of this Agreement.

                  Stockholder's Notice:  as defined in Section 11.3.

                  Subsidiaries: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

                  Tax: any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

                  Tax Returns: all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments to any of the foregoing relating to Taxes.

                  11. Post-Closing Covenants of the Medical Society.

                  11.1. Use of Seller's Name. In connection with this agreement, for a period of ten years from the date hereof, (i) New MIIX and its affiliates shall have the sole right to use the Medical Society's name for the purpose of promoting and marketing the products and services offered by MIIX Holding Group; and (ii) neither the Medical Society nor any of its affiliates shall affiliate with or endorse any property-casualty or disability insurer other than members of the MIIX Holding Group, nor compete with members or affiliates of the MIIX Holding Group in any other manner. The parties agree that part of the Purchase Price shall be deemed a royalty payment in exchange for such rights.

                  11.2. Sale of Medical Society Shares. For a period of ten years from the date hereof, neither the Medical Society or any of its affiliates shall transfer by direct or indirect transfer, sale, assignment, pledge, encumbrance, hypothecation or other disposition, whether with or without consideration or whether voluntarily or involuntarily or by operation of law, any interest in any of MIIX Holding Shares received as consideration for the Company Shares pursuant to this Agreement, except transfers to MIIX Holding or its subsidiaries and Affiliates at the then-existing fair market value, unless the Medical Society receives the consent of the Board of Directors of MIIX Holding, which consent may be conditioned on compliance with any conditions proposed by the Board of Directors of MIIX Holding.

                  11.3. Right of First Refusal (a) If at any time MIIX Holding Shares remain issued and outstanding the Medical Society or any of its affiliates desires to dispose of any or all of its MIIX Holding Shares, (i) such transfer must be pursuant to a bona fide written offer received from a proposed third party purchaser (the "Offer"). The Medical Society shall give written notice (the "Stockholder's Notice") to MIIX Holding not fewer than 30 days before the date of the proposed disposition, which notice shall specify the terms and conditions of the Offer and the identity of the offeror. Pursuant to paragraphs (b) and (c) below, MIIX Holding shall have the option, but not the obligation, to purchase all, but not less than all, of the MIIX Holding Shares for which the Offer was made at the price and upon the terms and conditions set forth in the Offer. Such option shall be exercisable by MIIX Holding by giving notice to the Medical Society within the time period provided in paragraph (b) below.

                  (b) MIIX Holding shall have the option, but not the obligation, by providing written notice to the Medical Society within 20 business days following the receipt of the Stockholder's Notice, to purchase all, but not less than all, of the MIIX Holding Shares for which the Offer was made at the price and upon the terms and conditions set forth in the Offer.

                  (c) If, for any reason, MIIX Holding fails to exercise the option provided for in paragraph (b) hereof within the 20 business day period described in paragraph (b) hereof, its option shall expire, and the Medical Society shall have the right for a period of 40 days following the expiration of such option, to sell all of the MIIX Holding Shares subject to the Offer; provided, that such sale may only be to the original offeror and pursuant to the terms and conditions of the Offer. If, at the end of 60 days following the receipt of the Stockholder's Notice, such MIIX Holding Shares remain unsold pursuant to the provisions of this paragraph (c), such MIIX Holding Shares shall become subject once again to the provisions and restrictions hereof.

                  (d) The right of first refusal set forth in this Section 11.3 shall apply (i) to the MIIX Holding Shares received by the Medical Society as consideration for the Company Shares pursuant to this Agreement beginning at such time as the restrictions set forth in Section 11.2 cease to apply to such shares, and (ii) at all times to any MIIX Holding Shares other than the MIIX Holding Shares received as consideration for the Company Shares pursuant to this Agreement held by the Medical Society or any of its affiliates.

                  12.      Miscellaneous.

                  12.1. Expenses. (a) Except as set forth below in this Section
12.1 or as otherwise specifically provided for in this Agreement, the Medical Society, on the one hand, and MIIX Holding, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

                  (b) Notwithstanding any other provision of this Agreement, MIIX Holding shall be responsible for, and the Medical Society shall not bear, any Taxes that relate to an election or deemed election pursuant to section 338 of the Code or any similar provision under any state or local Tax law with respect to the purchase and sale of the Company Shares pursuant to this Agreement.

                  (c) The Medical Society shall be responsible for, and neither MIIX Holding nor the Company Group shall bear, any Taxes that relate to the purchase and sale of the Company Shares pursuant to this Agreement (including, without limitation, applicable transfer Taxes, gains Taxes and Income Taxes resulting directly from such sale of the Company Shares), except as may specifically be provided to the contrary in this Agreement.

                  12.2. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:


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
                  (i)      if to MIIX Holding,

                           The MIIX Group, Inc.
                           Two Princess Road
                           Lawrenceville, New Jersey  08648
                           Fax:  (609) 896-2910
                           Telephone:  (800) 234-6449, Ext. 1166
                           Attention:  General Counsel

                           with a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York  10022
                           Fax:  (212) 909-6836
                           Telephone: (212) 909-6000
                           Attention:  Thomas M. Kelly, Esq.

             (ii) if to the Medical Society,

                           Medical Society of New Jersey
                           Two Princess Road
                           Lawrenceville, New Jersey  08648-2302
                           Fax:  (609) 896-6074
                           Telephone:  (609) 896-1368
                           Attention:  Vincent A. Maressa
                           Executive Director/General Counsel

or, in each case, at such other address as may be specified in writing to the other parties hereto.

                  All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

                  12.3. Governing Law, etc. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF. Each of MIIX Holding and the Medical Society irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, or with respect to any such action or proceeding, shall be heard and determined in such a New Jersey State or Federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of

MIIX Holding and the Medical Society hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document or in respect of any such transaction, that it is not subject to such jurisdiction. Each of MIIX Holding and the Medical Society hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. MIIX Holding and the Medical Society hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.2 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  12.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                  12.5. Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, that MIIX Holding may assign this Agreement to any Subsidiary of MIIX Holding, or to any lender to MIIX Holding or any Subsidiary or Affiliate thereof as security for obligations to such lender, and provided, further, that no assignment to any such lender shall in any way affect MIIX Holding's obligations or liabilities under this Agreement.

                  12.6. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

                  12.7. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Medical Society shall not be affected or deemed waived by reason of any investigation made by or on behalf of MIIX Holding (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that MIIX Holding or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

                  12.8. Entire Agreement. This Agreement (when executed and delivered), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  12.9. Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

                  12.10. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

                  12.11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              The Medical Society of the State of New Jersey


                              By________________________
                                Name:
                                Title:


                              The MIIX Group, Incorporated


                              By_______________________
                                Name:
                                Title: